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                                 Exhibit 10.10

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     This document contains confidential information that has been omitted
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       and filed separately with the Securities and Exchange Commission.
       -----------------------------------------------------------------
        Such information is noted by three asterisks, as follows: "***."
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================================================================================

                               CREDIT AGREEMENT


                                By and Between


                                 REGIONS BANK


                                      and


                         FUTUREFUEL CHEMICAL COMPANY,
                            a Delaware corporation


                             Dated March 14, 2007

================================================================================

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                                    TABLE OF CONTENTS
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                                                                                     ----

    SECTION 1.    DEFINITIONS..........................................................3

         1.01.    CERTAIN DEFINED TERMS................................................3
         1.02.    ACCOUNTING TERMS....................................................12
         1.03.    OTHER INTERPRETIVE PROVISIONS.......................................12

    SECTION 2.    CREDIT FACILITY.....................................................12

         2.01.    TOTAL CREDIT FACILITY...............................................12
         2.02.    REVOLVING CREDIT LOANS..............................................12
         2.03.    ALL LOANS TO CONSTITUTE ONE OBLIGATION..............................13
         2.04.    LOAN ACCOUNT........................................................13

    SECTION 3.    INTEREST, FEES, REPAYMENT AND TERM..................................13

         3.01.    INTEREST AND CHARGES................................................13
         3.02.    TERM OF REVOLVING CREDIT LOAN AND AGREEMENT.........................15
         3.03.    PAYMENTS............................................................15
         3.04.    MANDATORY PREPAYMENT................................................16
         3.05.    APPLICATION OF PAYMENTS AND COLLECTIONS.............................16
         3.06.    COLLECTION OF ACCOUNTS..............................................16
         3.07.    STATEMENTS OF ACCOUNT...............................................17
         3.08.    CLOSING FEE.........................................................17
         3.09.    LETTER OF CREDIT AND GUARANTY FEES..................................18
         3.10.    UNUSED LINE FEE.....................................................18
         3.11.    CAPITAL ADEQUACY....................................................18
         3.12.    PREPAYMENT OF LOANS.................................................18

    SECTION 4.    CONDITIONS OF LENDING...............................................19

         4.01.    GENERAL.............................................................19
         4.02.    LOAN DOCUMENTATION..................................................19
         4.03.    OTHER CONDITIONS PRECEDENT TO LOANS.................................20
         4.04.    CONDITIONS PRECEDENT TO EACH REVOLVING CREDIT LOAN..................20

    SECTION 5.    REPRESENTATIONS AND WARRANTIES......................................21

         5.01.    REPRESENTATIONS AND WARRANTIES OF THE BORROWER......................21

    SECTION 6.    COVENANTS OF THE BORROWER...........................................23

         6.01.    AFFIRMATIVE COVENANTS...............................................23
         6.02.    NEGATIVE COVENANTS..................................................28
         6.03.    SPECIFIC FINANCIAL COVENANTS........................................29

    SECTION 7.    DEFAULT.............................................................29

         7.01.    EVENTS OF DEFAULT...................................................29
         7.02.    OBLIGATION TO LEND; ACCELERATION....................................31
         7.03.    REMEDIES............................................................31
         7.04.    RIGHT OF SET-OFF....................................................32

    SECTION 8.    MISCELLANEOUS.......................................................32

         8.01.    NOTICES.............................................................32
         8.02.    POWER OF ATTORNEY...................................................33
         8.03.    INDEMNITY...........................................................34
         8.04.    ENTIRE AGREEMENT; MODIFICATION OF AGREEMENT; SALE OF INTEREST.......34
         8.05.    REIMBURSEMENT OF EXPENSES...........................................34
         8.06.    INDULGENCES NOT WAIVERS.............................................35
         8.07.    SEVERABILITY........................................................35


                                      (i)


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         8.08.    SUCCESSORS AND ASSIGNS..............................................35
         8.09.    GENERAL WAIVERS BY THE BORROWER.....................................35
         8.10.    INCORPORATION BY REFERENCE..........................................35
         8.11.    EXECUTION IN COUNTERPARTS; FACSIMILE SIGNATURES.....................35
         8.12.    GOVERNING LAW; CONSENT TO JURISDICTION..............................36
         8.13.    STATUTORY NOTICE....................................................36
         8.14.    WAIVER OF JURY TRIAL................................................36

                                   EXHIBITS
                                   --------

Exhibit A - Revolving Credit Note
---------
Exhibit B - Form of Borrowing Base Certificate
---------
Exhibit C - Form of Compliance Certificate
---------

                                   SCHEDULES
                                   ---------

Schedule 5.01(i) - Real and Personal Property Leases
Schedule 5.01(l) - Borrower's Capital Structure
Schedule 5.01(m) - Environmental Matters
Schedule 5.01(q) - Intellectual Property
Schedule 6.01(o) - Business Locations and Names

                                     (ii)

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                               CREDIT AGREEMENT
                               ----------------

         THIS CREDIT AGREEMENT is made as of the 14th day of March, 2007 by and between FUTUREFUEL CHEMICAL COMPANY, a Delaware corporation (the "Borrower"), with its chief executive office and principal place of business at 2800 Gap Road, Batesville, Arkansas 72501, and REGIONS BANK (the "Bank"), with an office at 8182 Maryland Ave., Suite 200, Clayton, Missouri 63105.

SECTION 1.        DEFINITIONS

         1.01.    CERTAIN DEFINED TERMS. When used herein, the following terms
                  ---------------------
shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

         Account Debtor - Any Person who is or may become obligated under or
         --------------
on account of an Account.

         Accounts - All "Accounts" (as defined in the Code) in which the
         --------
Borrower now has or hereafter acquires an interest.

         Accounts Formula Amount - As of any date of determination thereof, an
         -----------------------
amount equal to eighty five percent (85%) of the net amount of Eligible Accounts on such date. As used herein, the phrase "net amount of Eligible Accounts" shall mean the face amount of such Accounts on any date less any and all returns, rebates, discounts if any for prompt payment (e.g., 2% net ten, which may, at Bank's option, be calculated on shortest terms), credits, allowances or taxes at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Accounts at such date.

         Adjusted Base Rate - The Base Rate plus the Applicable Margin.
         ------------------                 ----

         Adjusted Interbank Rate - The Interbank Rate plus the Applicable
         -----------------------                      ----
Margin.

         Affiliate - A Person (i) which owns or otherwise has an interest in
         ---------
5% or more of any stock of the Borrower, or (ii) in which Borrower (or any shareholder, director, officer, employee or direct or indirect subsidiary of the Borrower or any combination thereof) owns or otherwise has an interest in 5% or more of the stock or other ownership units of such person, or (iii) which, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Borrower. For purposes of subpart (iii) above, "control" means the ability, directly or indirectly, to affect the management or policies of a Person by virtue of an ownership interest, by right of contract or any other means.

         Agreement - This Credit Agreement, as the same may be amended or
         ---------
otherwise modified from time to time.

         Applicable Margin - The rate per annum for interest on Revolving
         -----------------
Credit Loans determined pursuant to Section 3.01 hereof, as determined based on the Borrower's Leverage Ratio.

         Availability Reserve - As of any date of determination thereof, an
         --------------------
amount equal to the sum of the following (without duplication): (i) the LC Reserve; plus (ii) the aggregate amount of past due rent, fees

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or other charges owing at such time by Borrower to any landlord of any premises where any of the Collateral is located; plus (iii) any amounts which Borrower is obligated to pay pursuant to the provisions of any of the Loan Documents that Bank elects to pay for the account of Borrower in accordance with authority contained in any of the Loan Documents.

         Base Rate - The rate of interest announced by the Bank from time to
         ---------
time as its prime rate or other designation in replacement of the Prime Rate. Such rate may not be the lowest rate offered by the Bank.

         Base Rate Loan - Loan that bears interest at the Adjusted Base Rate.
         --------------

         Base Rate Option - The option of Borrower to have the interest rate
         ----------------
under Loans computed based upon the Adjusted Base Rate.

         Borrowing Base - As of any date of determination thereof, an amount
         --------------
equal to the lesser of: (a) $50,000,000 minus the LC Reserve; or (b) an amount equal to (i) the sum of the Accounts Formula Amount plus the Eligible
                                                    ----
Inventory Advance Amount on such date minus (ii) the Availability Reserve on
                                      -----
such date.

         Borrowing Base Certificate - The borrowing base certificate to be
         --------------------------
provided by Borrower to Bank in accordance with the terms of this Agreement, the form of which is attached hereto as Exhibit B.
                                        ---------

         Business Day - Any day other than Saturday, Sunday or other day on
         ------------
which commercial banks in St. Louis, Missouri are authorized or required by law to close.

         Capital Expenditures - Expenditures made and liabilities incurred for
         --------------------
the direct or indirect acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which are required to be capitalized under GAAP, including, without limitation, payments with respect to capitalized lease obligations, but excluding interest which is capitalized.

         Capital Lease - With respect to any Person, any lease of (or other
         -------------
agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

         Closing Date - The date on which all of the conditions precedent set
         ------------
forth in Section 4 are satisfied and the initial Loan is made hereunder.
         ---------

         Code - The Uniform Commercial Code as adopted and in force in the
         ----
State of Missouri, as from time to time amended.

         Collateral - All personal property in which a security interest or
         ----------
other lien has been granted to or for the benefit of the Bank pursuant to the Security Agreement or the other Loan Documents or which otherwise secures the payment or performance of any of the Obligations.

         Compliance Certificate - The compliance certificate to be provided by
         ----------------------
Borrower to Bank in accordance with the terms of this Agreement, the form of which is attached hereto as Exhibit C.
                            ---------

         Continuation/Conversion Notice - As defined in Section 3.01(a)(iii)
         ------------------------------
of this Agreement.

         DEQ Trust - The trust arrangement entered into by Guarantor and Bank
         ---------
for the purpose of Borrower and Guarantor's financial assurances to the Arkansas Department of Environmental Quality as

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specified in subsection H of Arkansas Pollution Control and Ecology Commission
Regulation Number 23 (Hazardous Waste Management) Sections 264 and 265, specifically, the Non Discretionary Investment Management Agency Contract by and between Bank, d/b/a Regions Morgan Keegan Trust and Guarantor dated
October 17, 2006, and the Trust Agreement dated October 20, 2006 by and between Guarantor and Bank, d/b/a Regions Morgan Keegan Trust.

         Debt - As to any Person at any particular date, any contractual
         ----
obligation enforceable against such Person (whether or not included as indebtedness or liabilities in accordance with GAAP) (i) to repay borrowed money; (ii) to pay the deferred purchase price of property or services; (iii) to make payments or reimbursements with respect to bank acceptances or to a factor; (iv) to make payments or reimbursements with respect to letters of credit whether or not there have been drawings thereunder; (v) with respect to which there is any security interest in any property of such Person; (vi) to make any payment or contribution to a multi-employer plan; (vii) that is evidenced by a loan agreement, note, bond, debenture or similar instrument;
(viii) under any conditional sale agreement or title retention agreement; (ix) to pay interest or fees with respect to any of the foregoing; (x) to pay net obligations of such Person under any swap contract; and (xi) to pay amounts under Capital Lease and to pay synthetic lease obligations. Debt of a person includes the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person. The amount of any net obligations under a swap contract on any date is the swap termination value thereof as of such date. Debt also includes any other Obligation that either (i) is non-contingent and liquidated in amount or (ii) should under GAAP be included in liabilities and not just as a footnote on a balance sheet. The amount of any Capital Lease or synthetic lease obligation as of any date is the amount of attributable indebtedness in respect thereof as of such date

         Default - An event or condition, the occurrence of which would, with
         -------
the lapse of time or the giving of notice, or both, become an Event of Default.

         Default Rate - As defined in Section 3.01(c) of this Agreement.
         ------------                 ---------------

         Direct Inventory - Inventory consisting of raw materials, energy
         ----------------
fuels, work-in-process, finished goods and goods in transit, which Inventory shall be valued at weighted average costs with lower of cost or market adjustments consistent with GAAP requirements and as further defined under Direct Inventory Market Price (including any premium or discount to reflect location differentials).

         Direct Inventory Market Price - The following shall apply for
         -----------------------------
purposes of lower of cost or market adjustments. With respect to finished goods and goods in transit, the market price for such Direct Inventory will be the price at which Borrower last sold the respective good. With respect to raw materials and energy fuels, the market price for such Direct Inventories will be the last traded price of the near-month futures contract, as reported by Bloomberg, L.P. pricing service to the extent such Direct Inventories are traded on public markets. With respect to raw materials that are predominantly animal fats and waste greases, the market prices for such Direct Inventories will be the last traded price as reported by the Jacobsen report or as set forth in an alternative published or reported price index maintained by a third-party that is not an Affiliate of Borrower and that prepares such index in the ordinary course of its business or such other price as Bank may ascribe thereto in the exercise of its reasonable credit judgment. For raw materials that are not traded on a public market, the last purchase price for such Direct Inventories.

         Distribution - (i) any cash dividend, payment or distributions made
         ------------
to shareholders of Borrower, (ii) any purchase or redemption of any outstanding stock of Borrower, (iii) any retirement or prepayment of outstanding Debt owed to any shareholder

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of Borrower or of dtebt securities held by any shareholder of Borrower before their regularly scheduled maturity dates, and (iv) any loan or advance to a shareholder of Borrower.

         EBITDA - for any period of calculation and without duplication, an
         ------
amount equal to the sum of (i) net income, (ii) federal, state and local income tax expense, (iii) Interest Expense, (iv) depreciation and amortization expense, (v) losses on the sale or other disposition of assets, and (vi) extraordinary losses, minus (a) gains on the sale or other disposition of assets, and (b) extraordinary gains, all as calculated in such period in accordance with GAAP.

         Eligible Account - an Account which arises in the ordinary course of
         ----------------
business of Borrower from the sale of goods or the performance of services, is payable in dollars, is subject to Bank's duly perfected lien, and is deemed by Bank, in the exercise of its reasonable credit judgment, to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if: (i) it arises out of a sale made by Borrower to an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower at other than arm's length prices; (ii) it is due or unpaid for more than sixty
(60) days after the original due date shown on the invoice; (iii) fifty percent (50%) or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; (iv) the total unpaid Accounts of the Account Debtor exceed fifty percent (50%) of the aggregate amount of all Eligible Accounts or exceed a credit limit established by Bank in its reasonable discretion for such Account Debtor, in each case, to the extent of such excess, provided that this clause (iv) does not apply to Accounts where the Account Debtor thereon is Procter & Gamble; (v) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached; (vi) the Account Debtor is also Borrower's creditor or supplier (excluding Procter & Gamble and Eastman Chemical Company), or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is or may become subject to any right of setoff, counterclaim, recoupment, reserve, defense or chargeback, provided that, the Accounts of such Account Debtor shall be ineligible only to the extent of such dispute or right of offset, counterclaim, recoupment, reserve, defense or chargeback; (vii) a bankruptcy proceeding has been commenced by or against the Account Debtor or the Account Debtor has failed, suspended or ceased doing business; (viii) the Account Debtor is not or has ceased to be solvent; (ix) it arises from a sale to an Account Debtor that requires the Borrower to send its invoices regarding payment for any such sale to an office or place of business outside of the United States of America, except to the extent that the sale is supported or secured by a letter of credit or credit insurance that is acceptable in all respects to Bank and duly assigned to Bank; (x) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis
(provided that sales of [***] and [***] to Arysta are not subject to this clause (x)); (xi) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower is not prohibited from assigning the Account and does assign its right to payment of such Account to Bank, in a manner reasonably satisfactory to Bank, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. Section 3727 and 41 U.S.C. Section 15), or is a state, county or municipality, or a political subdivision or agency thereof and applicable law disallows or restricts an assignment of Accounts on which it is the Account Debtor; (xii) the Account Debtor is located in any state which imposes conditions on the right of a creditor to collect accounts receivable unless the applicable Borrower has either qualified to transact business in such state as a foreign entity or filed a Notice of Business Activities Report or other required report with the appropriate officials in those states for the then current year; (xiii) the Account Debtor is located in a state in which Borrower is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualification to transact business in such state or of the filing of any reports with such state, unless Borrower has qualified as a foreign entity authorized to transact business in such state or has filed all required reports; (xiv) the Account is subject to a lien other than a Permitted Lien; (xv) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the Account otherwise does not represent a final sale (provided that

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this clause (xv) does not apply to Accounts resulting from tolling agreements that Borrower has entered into in the ordinary course of business); (xvi) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; (xvii) the Account represents a progress billing or a retainage or arises from a sale on a cash-on-delivery basis (provided that sales of [***] and [***] to Arysta are not subject to this clause (xvii)); (xviii) Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; (xix) Borrower has made an agreement with the Account Debtor to extend the time of payment thereof; (xx) the Account represents, in whole or in part, a billing for interest, fees or late charges, provided that such Account shall be ineligible only to the extent of the amount of such billing; or (xxi) it arises from a retail sale of Inventory to a Person who is purchasing the same primarily for personal, family or household purposes (other than retail sales of biofuels).

         Eligible Direct Inventory - Direct Inventory which is owned by
         -------------------------
Borrower and which Bank, in the exercise of its reasonable credit judgment, deems to be Eligible Direct Inventory. Without limiting the generality of the foregoing, no Direct Inventory shall be Eligible Direct Inventory unless:

                  (a) it is subject to a valid, first priority perfected lien in favor of Bank as security for the Obligations; and is located at a location owned or leased or subject to a storage/thruput agreement entered into by Borrower and reviewed and approved by Bank;

                  (b) is in good saleable condition and is not obsolete, and is of a quality which (in the locations where sold by Borrower) is marketable at prevailing market prices for such products and meets all applicable governmental regulations and standards at the place of intended sale;

                  (c) is owned by Borrower (or is used by Borrower in connection with product sold by Borrower pursuant to a tolling agreement) and is free and clear of any and all liens whatsoever, other than those in favor of Bank as security for the Obligations and Permitted Liens securing amounts which have been disclosed in writing by Borrower to Bank for the purposes of calculating any Availability Reserve with respect thereto; and

                  (d) is not commingled with Direct Inventory of any Person other than Borrower.

         Eligible Inventory - Collectively, the Eligible Direct Inventory and
         ------------------
the Eligible Indirect Inventory.

         Eligible Inventory Advance Amount - An amount equal to the product of
         ---------------------------------
(a) the Eligible Inventory Advance Rate, times (b) the net amount of the Borrower's Eligible Inventory.

         Eligible Inventory Advance Rate - With respect to Eligible Direct
         -------------------------------
Inventory, sixty percent (60%); and with respect to Eligible Indirect Inventory, fifty percent (50%).

         Eligible Indirect Inventory - Indirect Inventory which is owned by
         ---------------------------
Borrower and which Bank, in the exercise of its reasonable credit judgment, deems to be Eligible Indirect Inventory. Without limiting the generality of the foregoing, no Indirect Inventory shall be Eligible Indirect Inventory unless: (i) it is owned by Borrower and it is not held by Borrower on consignment from or subject to any guaranteed sale, sale-or-return, sale-on-approval or repurchase agreement with any supplier; (ii) it is in good and saleable condition and is not damaged, defective or otherwise unfit for sale; (iii) it is not obsolete or unmerchantable and is not goods returned to Borrower by or repossessed from an Account Debtor; (iv) it meets all standards imposed by any governmental authority and does not constitute hazardous materials

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under any Environmental Law to the extent such goods can be transported or sold only with licenses or permits that are not readily available; (v) it conforms in all respects to the warranties and representations set forth in this Agreement and is fully insured in the manner required by this Agreement;
(vi) it is at all times subject to Bank's duly perfected, first priority security interest and no other lien except a Permitted Lien; (vii) it is in Borrower's possession and control at a location in compliance with this Agreement, is not in transit or outside the continental United States and is not consigned to any Person; (viii) it is not the subject of a negotiable warehouse receipt or other negotiable document; and (ix) it has not been sold or leased and Borrower has not received any deposit or downpayment in respect thereof in anticipation of a sale.

         Environmental Laws - All federal, state, local and other applicable
         ------------------
statutes, ordinances, rules, regulations, judicial orders or decrees, common law theories of liability, governmental or quasi-governmental directives or notices or other laws or matters now or hereafter relating in any respect to occupational safety, health or environmental protection.

         EO 13224 - As defined in Section 6.01(p) of this Agreement.
         --------                 ---------------

         ERISA - The Employee Retirement Income Security Act of 1974, as
         -----
amended from time to time, and all rules and regulations from time to time promulgated thereunder.

         Event of Default - As defined in Section 7.01 of this Agreement.
         ----------------                 ------------

         Expenses - As defined in Section 8.05 of this Agreement.
         --------                 ------------

         Fixed Charges -- for any period of calculation and without
         -------------
duplication, the sum of (i) Interest Expense, (iv) Maintenance Capital Expenditures, (iii) federal, state and local income taxes, (iv) current maturities of principal of long term Debt, and (v) Distributions, all for such period.

         GAAP - Means generally accepted accounting principles set forth from
         ----
time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

         Guarantors - FutureFuel Corp., formerly known as Viceroy Acquisition
         ----------
Corporation, a Delaware corporation, and any other Person who may now or hereafter guarantee the payment or performance of all or any part of the Obligations.

         Guaranty - Collectively, the Continuing Unlimited Guaranty Agreement
         --------
to be executed by each Guarantor on the Closing Date, and any other guaranty now or hereafter executed by any Guarantor.

         Hazardous Substance - Any hazardous, toxic, dangerous or otherwise
         -------------------
environmentally unsound substance, waste or other material, in whatever form, as defined or described in, or contemplated by, any Environmental Law and any other hazardous, toxic, dangerous or otherwise environmentally unsound substance, waste or other material in whatever form, or any other substance, waste or other material regulated by any Environmental Law; provided that any substance naturally occurring will not be deemed a Hazardous Substance to the extent it is used in such a manner and in such amounts as may be in the ordinary course of Borrower's business.

         Hedging Transaction - As to any Person, any transaction (including an
         -------------------
agreement with respect thereto) now existing or hereafter entered into by such Person that is a rate swap, basis swap, forward rate

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transaction, commodity swap, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collateral transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         Indirect Inventory - All Inventory other than Direct Inventory,
         ------------------
whether now owned or hereafter acquired by Borrower.

         Interbank Interest Period - Shall mean, with respect to a Interbank
         -------------------------
Rate Loan, a period of thirty (30), sixty (60) or ninety (90) day periods, commencing on a Business Day selected by the Borrower pursuant to this Agreement. If such Interbank Interest Period would end on a day which is not a Business Day, such Interbank Interest Period shall end on the next succeeding Business Day; provided, however, that if the next succeeding Business Day would be in the following calendar month, it shall expire on the first preceding Business Day.

         Interbank Rate - Shall mean a rate per annum equal to the rate
         --------------
(rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted as the rate at which dollar deposits in immediately available funds are offered on the first day of each calendar month in the interbank Eurodollar market on or about 9:00 A.M., St. Louis, Missouri time, for thirty (30), sixty (60) or ninety (90) day periods, as determined by the British Bankers Association and reported by a major news service selected by the Bank (such as Reuters, Bloomberg or Moneyline Telerate). If the first day of any calendar month is not a regular Business Day, the Interbank Rate shall be established on the preceding Business Day. Each such determination shall be conclusive and binding upon the parties hereto in the absence of demonstrable error. The Bank may change the service providing such information at any time without notice to the Borrowers.

         Interbank Rate Loan - A Loan that bears interest at the Adjusted
         -------------------
Interbank Rate.

         Interbank Rate Option - The option of Borrower to have the interest
         ---------------------
rate under Loans computed based upon the Adjusted Interbank Rate.

         Interbank Reserve Requirement - To the extent required by applicable
         -----------------------------
law, shall mean a percentage (expressed as a decimal) equal to the aggregate reserve requirements in effect on the first day of each calendar month (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during each calendar month) specified for "Eurocurrency Liabilities" under Regulation D of the Board of Governors of the Federal Reserve Systems, any other regulation of the Board of Governors or any other applicable authority which prescribes reserve requirements applicable to "Eurocurrency Liabilities" defined in Regulation D, as then in effect.

         Interest Expense - for any period of calculation and without
         ----------------
duplication, all interest, whether paid in cash or accrued as a liability on Debt during such period.

         Inventory - Collectively, the Direct Inventory and the Indirect
         ---------
Inventory.

         LC Reserve - As of any date of determination thereof, an amount equal
         ----------
to the aggregate undrawn amount of all letters of credit issued by Bank for the account of Borrower and any other amounts owed Bank in respect of letters of credit that have been previously drawn upon by the beneficiaries thereof.

         Leverage Ratio - As defined in Section 6.03(b) of this Agreement.
         --------------                 ---------------

         Loan Account - The loan account or accounts established on the books
         ------------
of the Bank pursuant to Section 2.04 hereof and in which the Bank will record
                        ------------
all Loans, payments made on such Loans and other appropriate debits and credits as provided by this Agreement.

         Loan Documents - This Credit Agreement, the Notes, the Security
         --------------
Agreement, the Guaranty and any other agreements or documents now or hereafter evidencing, securing or otherwise relating to any of the transactions described in or contemplated by this Agreement, as the same may be amended, renewed, replaced, consolidated or otherwise modified from time to time.

         Loans - All Revolving Credit Loans.
         -----

         Lock-Box Account - As defined in Section 3.06(a) of this Agreement.
         ----------------                 ---------------

         Maintenance Capital Expenditures - An expenditure made as part of
         --------------------------------
maintenance and repair activities as determined by the Borrower and agreed upon by Bank in Bank's reasonable business discretion in connection with Bank's review and approval of Borrower's annual budget. Such expenditures shall include but not be limited to infrastructure repair or replacement and other general projects that are not characterized as expansion related.

         Maturity Date - March 14, 2010.
         -------------

         Notes - The Revolving Credit Note.
         -----

         Obligations - Collectively; (i) any and all sums from time to time
         -----------
due from Borrower to Bank under the Note, any other instruments evidencing the indebtedness of Borrower to Bank under this Agreement or any other Loan Document and the full and complete performance of all agreements contained in the Loan Documents, all as same may be amended, modified or extended from time to time, (ii) all advances made by Bank to discharge taxes or levies on, or made for repairs to, maintenance of, or insurance on, the Collateral, (iv) all costs and expenses incurred in the collection of the foregoing, including representation in any bankruptcy proceedings, including reasonable attorney's fees, and (v) all obligations and liabilities of Borrower arising pursuant to or in connection with any interest rate swap, basis swap, forward rate, interest rate option, collar or corridor agreement or transaction or any similar transaction between the Borrower and Bank or any of Bank's affiliates which relates to the obligations of Borrower to Bank pursuant to this Agreement, which may now or hereafter be entered into or amended, modified, extended, or renewed.

         OFAC - As defined in Section 6.01(p) of this Agreement.
         ----                 ---------------

         Permitted Debt - Without duplication, any of the following:
         --------------

         (i) Debt to trade creditors incurred in the ordinary course of the Borrower's business;

         (ii)     Debt to the Bank;

         (iii) Debt the existence of which does not violate any of the financial covenants set forth herein;

         (iv)     Debt to FutureFuel Corp;

         (v)      Debt secured by Permitted Liens;

         (vi) Debt which is subordinated to the Obligations pursuant to the terms of a subordination agreement satisfactory to the Bank in its reasonable discretion; and

         (vii)    other Debt approved in advance by the Bank in writing.

         Permitted Liens - Any of the following:
         ---------------

         (i) liens for taxes, assessments or governmental charges not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the Borrower's books;

         (ii) liens arising out of deposits in connection with workers' compensation, unemployment insurance, old age pensions or other social security or retirement benefits legislation;

         (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of the Borrower's business;

         (iv) liens imposed by law, such as mechanics', workers', materialmen's, carriers' or other like liens arising in the ordinary course of the Borrower's business which secure the payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the Borrower's books;

         (v) liens existing on the Closing Date, after the funding of the initial Loan hereunder;

         (vi) purchase money security interests for the purchase of equipment to be used in the Borrower's business, securing solely the equipment so purchased, and which do not violate any provision of this Agreement including the limits on Borrower's right to make Capital Expenditures;

         (vii)    the DEQ Trust;

         (viii) liens securing Debt described in clause (iii) of the definition of Permitted Debt;

         (ix)     liens in favor of the Bank; and

         (x) rights of way, zoning restrictions, easements and similar encumbrances affecting the Borrower's real property which do not materially interfere with the use of such property.

         Person - An individual, corporation, partnership, trust, governmental
         ------
entity or any other entity, organization or group whatsoever.

         Plan - An employee benefit plan (as defined in Section 3(3) of ERISA)
         ----
now or hereafter maintained for employees of the Borrower.

         Prime Rate - The rate of interest announced by the Bank from time to
         ----------
time as its prime rate or other designation in replacement of the prime rate announced by the Bank. Such rate may not be the lowest rate offered by the Bank.

         Prohibited Person - As defined in Section 6.01(p) of this Agreement.
         -----------------                 ---------------

         Requirement of Law - As to any Person, the certificate of
         ------------------
incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation or determination of any arbitrator or a court or other authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         Revolving Credit Loan - A Loan made by the Bank as provided in
         ---------------------
Section 2.02 of this Agreement.
------------

         Revolving Credit Note - The Revolving Credit Note to be executed by
         ---------------------
the Borrower on the Closing Date in favor of the Bank to evidence the Revolving Credit Loans made pursuant to Section 2.02 of this Agreement, which
                                        ------------
shall be in the form of Exhibit A attached hereto, as the same may be amended,
                        ---------
renewed, replaced, consolidated or otherwise modified from time to time after execution and delivery thereof.

         Security Agreement - The Security Agreement to be executed by the
         ------------------
Borrower on the Closing Date in favor of the Bank and by which the Borrower shall grant to the Bank, as security for the Obligations, a security interest in all of the Borrower's presently owned or hereafter acquired personal property, including, without limitation, all of the Borrower's Inventory and Accounts, as well as all general intangibles and other property relating thereto, together with any and all other property therein described as well as products and proceeds of the foregoing.

         Total Funded Debt - At any date and without duplication, the sum of
         -----------------
(a) the outstanding balances of all Revolving Credit Loans, plus (b) the aggregate outstanding principal amount of all other indebtedness for borrowed money, including but not limited to Capital Lease obligations.

         1.02.    ACCOUNTING TERMS. All accounting terms not specifically
                  ----------------
defined herein shall be construed in accordance with GAAP consistent with that applied in preparation of the financial statements referred to in Section
                                                                  -------
14.03(b) hereof, and all financial data pursuant to the Agreement shall be
--------
prepared in accordance with such principles.

         1.03.    OTHER INTERPRETIVE PROVISIONS. This Agreement and the other
                  -----------------------------
Loan Documents are the result of negotiations among and have been reviewed by counsel to the Bank, the Borrower and the other parties thereto, and are the products of all parties. Accordingly, they shall not be construed against the Bank merely because of the Bank's involvement in their preparation. The section titles, table of contents and list of exhibits and schedules appear as a matter of convenience only and shall not affect the interpretation of this Agreement.

SECTION 2.        CREDIT FACILITY

         2.01.    TOTAL CREDIT FACILITY. Subject to the following terms and
                  ---------------------
conditions of this Agreement, the Bank agrees to make a total credit facility of up to Fifty Million and 00/100 Dollars ($50,000,000.00) available to the Borrower.

         2.02.    REVOLVING CREDIT LOANS.
                  -----------------------

                  (a) The Bank agrees, subject to the terms and conditions of this Agreement, to make Revolving Credit Loans to the Borrower from time to time after the date hereof, for so long as there exists no Default or Event of Default, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow under this Section 2.02.
                                                   ------------

                  (b) The Bank agrees to establish a sub-line of credit not to exceed Twenty Million and 00/100 Dollars ($20,000,000.00) for the purpose of issuing, confirming or guaranteeing payment of letters of credit; the Bank will reserve the outstanding portion of said sub-line against availability under the aforesaid revolving credit facility.

                  (c) A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) the Borrower shall give the Bank notice (whether in writing, by telephone or otherwise) of its intention to borrow, in which notice the Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date; (ii) the becoming due of any amount required to be paid under this Agreement or any Note as interest shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest; and (iii) the becoming due of any other Obligations shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount then so due. For purposes of subpart (i) above, the Borrower agrees that the Bank may rely and act upon any request for a Revolving Credit Loan from any individual who the Bank, absent gross negligence or willful misconduct, believes to be a representative of the Borrower.

                  (d) The Revolving Credit Loans shall be used by the Borrower solely for: (i) paying certain costs and expenses in connection with the closing of the transactions contemplated by this Agreement, (ii) the Borrower's general working capital, capital expenditure and general corporate purposes needs to the extent not inconsistent with the terms of this Agreement; and (iii) repaying loans from FutureFuel Corp., including those outstanding on the Closing Date.

         2.03.    ALL LOANS TO CONSTITUTE ONE OBLIGATION. All Loans and all
                  --------------------------------------
other Obligations of the Borrower shall constitute one general obligation of the Borrower and shall be secured by the Bank's security interest in and lien upon all of the Collateral, and by all other security interests and liens heretofore, now or at any time or times hereafter granted by the Borrower to the Bank.

         2.04.    LOAN ACCOUNT. The Bank shall enter all Revolvin Credit Loans
                  ------------
as debits to the Loan Account and shall also record in the Loan Account all payments made by the Borrower on account of Revolving Credit Loans and all proceeds of Collateral which are paid to the Bank, and may record therein, in accordance with customary accounting practice, all charges and expenses properly chargeable to the Borrower hereunder.

SECTION 3.        INTEREST, FEES, REPAYMENT AND TERM

         3.01.    INTEREST AND CHARGES. Interest under the Revolving Credit
                  --------------------
Loans shall bear interest at (i) the Adjusted Base Rate or (ii) the Adjusted Interbank Rate, such to be based upon the Leverage Ratio of Borrower as determined based on the ranges set forth below. Interest shall be computed on the actual days elapsed over a year of 360 days:

==============================================================================================
                                APPLICABLE MARGIN FOR    APPLICABLE MARGIN FOR     COMMITMENT
LEVERAGE RATIO                  INTERBANK RATE LOANS     BASE RATE LOANS           FEE

----------------------------------------------------------------------------------------------
Greater than or equal to        1.70%                    -0.55%                    0.25%
3.00 to 1.00
----------------------------------------------------------------------------------------------
Equal to or greater than        1.55%                    -0.70%                    0.25%
2.00 to 1.00 but less than
3.00 to 1.00
----------------------------------------------------------------------------------------------
Equal to or greater than        1.40%                    -0.85%                    0.25%
1.00 to 1.00 but less than
2.00 to 1.00
----------------------------------------------------------------------------------------------
Less than 1.00 to 1.00          1.25%                    -1.00%                    0.25%
==============================================================================================

         The initial Applicable Margin for Base Rate Loans shall be -1.00% and the Applicable Margin for Interbank Rate Loans shall be 1.25%. Thereafter, beginning as of the last day of the fiscal quarter ending June 30, 2007, each of the foregoing shall be adjusted, to the extent applicable, forty-five (45) days after the end of each fiscal quarter based on the Leverage Ratio as of the last day of the prior fiscal quarter; provided that if the Borrower fails
                                          --------
to deliver the financial statements required by Section 6.01(b) and the
                                                ---------------
related Compliance Certificate by the 45th day after any fiscal quarter, the Applicable Margin for Loans that would apply if the Leverage Ratio were equal to or greater than 3.00 to 1.00 shall apply until such financial statements and Compliance Certificate are delivered.

                  (a) Loans; Rate Elections
                      ---------------------

                           (i) When Borrower makes a request for a Loan, Borrower shall specify whether an Interbank Rate Loan or a Base Rate Loan is requested;

                           (ii) Any advance for which the Interbank Rate Option is not effectively elected in accordance with the Agreement shall bear interest at the Base Rate Option;

                           (iii) By notice (a "Continuation/Conversion Notice") delivered to the Bank on or before 12:00 p.m. (St. Louis time) on any Business Day, Borrower may elect, from time to time (A) on not less than two (2) Business Days' notice if the Interbank Rate Option is elected, and (B) on or before the same Business Day if the Base Rate Option is elected:

                                    (a)      that all or any portion of any
                                             Revolving Credit Loan be
                                             converted from a Base Rate Loan
                                             into an Interbank Rate Loan; and

                                    (b)      on the expiration of the
                                             Interbank Interest Period
                                             applicable to any Interbank Rate
                                             Loan constituting all or part of
                                             any Loan, that all or any portion
                                             of such Loan be continued as an
                                             Interbank Rate Loan or converted
                                             into a Base Rate Loan; provided
                                             that no portion of the
                                             outstanding principal amount of
                                             any Loan may be continued as, or
                                             be converted into, an Interbank
                                             Rate Loan when any Default or
                                             Event of Default has occurred and
                                             is continuing.

                           (iv) No Revolving Credit Loan may be made or continued as, or converted into, an Interbank Rate Loan if, after given effect to such action, the aggregate principal amount of such Interbank Rate Loan is less than One Hundred Thousand Dollars ($100,000.00) nor with increments of less than Ten Thousand Dollars ($10,000.00);

                           (v) All Revolving Credit Loans which are Base Rate Loans must be in the minimum aggregate principal amount of One Thousand Dollars ($1,000.00), with no minimum increments thereafter.

                           (vi) All Interbank Rate Option option notices or Continuation/Conversion Notices given by the Borrower to the Bank shall be in such form as the Bank may reasonably require from time to time.

                  (b) If the Bank in its reasonable judgment determines that
(i) it would be illegal or impractical to offer the Interbank Rate Option for Loans or (ii) that reasonable means do not exist for determining the Interbank Rate, then upon notice of the Bank to the Borrower, any obligations of the Bank to make Interbank Rate Loans shall be suspended until the Bank notifies the Borrower that such circumstances giving rise to such determination no longer exist and until such time all Loans that would otherwise be made by the Bank as Interbank Rate Loans shall instead be Base Rate Loans.

                  (c) Upon or after the occurrence and during the continuation of any Event of Default, the principal amount of the Obligations shall bear interest, calculated daily (computed on the actual days elapsed over a year of 360 days), at a fluctuating rate per annum equal to the Base Rate plus three percent (3.0%).

                  (d) In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Notes and charged or collected pursuant to the terms of this Agreement or any other Loan Documents exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable thereto. In the event that such a court determines that the Bank has charged or received interest hereunder or under the other Loan Documents in excess of the highest applicable rate, the Bank shall apply such excess to any other Obligations then due and payable, whether principal, interest, fees or otherwise, and shall refund the remainder of such excess interest, if any, to Borrower, and such rate shall automatically be reduced to the maximum rate permitted by such law.

         3.02.    TERM OF REVOLVING CREDIT LOAN AND AGREEMENT. Subject to the
                  -------------------------------------------
Bank's right to cease making Loans to the Borrower at any time upon or after the occurrence and during the continuation of any Default or Event of Default, the Borrower shall be entitled to request advances under the Revolving Credit Note for the period from the Closing Date to and including the Maturity Date. In no event may the Borrower terminate this Agreement until the Borrower has repaid all Loans and otherwise paid and performed its Obligations hereunder. All indemnities given by the Borrower to the Bank under any of the Loan Documents shall survive the repayment of the Loans and the termination of this Agreement.

         3.03.    PAYMENTS. Except where evidenced by notes or other instruments
                  --------
issued or made by the Borrower to the Bank specifically containing payment provisions which are in conflict with this Section 3.03 (in which event the
                                           ------------
conflicting provisions of such notes or other instruments shall govern and control), that portion of the Obligations consisting of:

                  (a) Principal payable on account of the Loans shall be payable by the Borrower to the Bank immediately upon the earliest to occur of
(i) the date or dates for payment as specified in the Notes, (ii) the receipt by the Bank or the Borrower of any proceeds of any of the Collateral, to the extent of such proceeds, (iii) the occurrence of an Event of Default in consequence of which the Bank elects to accelerate the maturity and payment of any of the Obligations, (iv) termination of this Agreement for any reason or
(v) the Maturity Date; provided, however, that if the principal balance of Revolving Credit Loans outstanding at any time shall exceed the Borrowing Base at such time, the Borrower shall, on demand, repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Revolving Credit Loans by an amount equal to such excess;

                  (b) Interest accrued on the Loans shall be due on the earliest to occur of (i) the first Business Day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, for all Base Rate Loans, (ii) on the last day of each Interbank Interest Period for Interbank Rate Loans, (iii) the occurrence of an Event of Default in consequence of which the Bank elects to accelerate the maturity and payment of the Obligations, (iv) termination of this Agreement for any reason, or (v) the Maturity Date; provided, however, that
                                                    --------  -------
the Borrower hereby irrevocably authorizes the Bank, in the Bank's sole discretion, to advance to or on behalf of the Borrower, a sum sufficient each month to pay all interest accrued on the Obligations during the immediately preceding month (such advances to be considered Base Rate Loans) provided the Borrower has not paid such amounts promptly to the Bank when due;

         (c) Costs, fees and expenses payable pursuant to this Agreement or the other Loan Documents shall be payable by the Borrower, on demand, to the Bank or to any other Person designated by the Bank and the Borrower hereby authorizes the Bank, in the Bank's sole discretion, to advance to or on behalf of the Borrower, and to charge the Borrower's Loan Account as a Revolving Credit Loan, all such costs, fees and expenses (such advances to be considered Base Rate Loans); and

         (d) The balance of the Obligations requiring the payment of money, if any, shall be payable by the Borrower to the Bank as and when provided in this
                                                              --------
Agreement or the other Loan Documents, or if no specific provision for payment is made, on demand.

         3.04. MANDATORY PREPAYMENT. If any of the Collateral is taken by
               --------------------
condemnation or other governmental taking, the Borrower shall pay the Bank, unless otherwise agreed by the Bank, as a mandatory prepayment of the Loan, a sum equal to the proceeds received by the Borrower from such condemnation.

         3.05.    APPLICATION OF PAYMENTS AND COLLECTIONS. Subject to the
                  ---------------------------------------
provisions regarding the applications of deposits as set forth in Section 3.06 below, the Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by the Bank from or on behalf of the Borrower, and the Borrower does hereby irrevocably agree that the Bank shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by the Bank or its agent against the Obligations, in such manner as the Bank may deem advisable, notwithstanding any entry by the Bank upon any of its books and records. If as the result of collections of Accounts as authorized by Section 3.06 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of the Borrower, but shall be available to the Borrower, on the Business Day on which the Bank receives immediately available funds in respect thereof, for so long as no Default or Event of Default exists. In no event shall such credit balance be applied or be deemed to have been applied as a prepayment of the Loan unless so requested by the Borrower, but the Bank may set-off such credit balance against the Obligations upon or after the occurrence and during the continuation of an Event of Default.

         3.06.    COLLECTION OF ACCOUNTS.
                  ----------------------

                  (a) To expedite collection of the Accounts, the Borrower shall notify all of its Account Debtors to make payment of the Accounts to one or more lock-box accounts or deposit accounts established or to be established with Bank (collectively, the "Lock-Box Account"). All funds in the Lock-Box Account shall be applied by the Bank to reduce the Obligations in the manner set forth herein. The Bank assumes no responsibility for such Lock-Box Accounts, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted thereunder. All remittances received by the Borrower on account of Accounts, and the proceeds of any of the other Collateral, shall be held as the Bank's property by the Borrower as trustee of an express trust for the Bank's benefit and the Borrower shall immediately deposit the same in the Lock-Box Account.

                  (b) Upon or after the occurrence and during the continuation of any Event of Default, the Bank may notify the Account Debtors that Accounts have been assigned to the Bank and collect the Accounts directly in its own name and may charge the collection costs and expenses, including reasonable attorneys' fees, to the Borrower. Furthermore, upon or after the occurrence and during the continuation of any Event of Default, the Lock-Box Account shall come under and shall remain under the sole control of the Bank, and all funds in the Lock-Box Account shall immediately become the property of the Bank.

                  (c) The Bank has no duty to protect, insure, collect or realize upon the Accounts or preserve rights in them.

                  (d) All payments received by Bank into the Lock-Box Account shall be applied on a daily basis as follows:

                      (i) first, to cover any and all amounts payable by Borrower pursuant to checks written, wires authorized and ACH debits and credits processed against Borrower's "zero balance account" maintained with Bank;

                      (ii) second, against the outstanding amounts due and owing under the Obligations; and

                      (iii) third, as to any remaining amounts in the Lock-Box Account, as a deposit into Borrower's Eurodollar investment account maintained with Bank.

                  If and to the extent that funds deposited into the Lock-Box Account on any given day are insufficient to cover any and all amounts payable by Borrower pursuant to checks written, wires authorized and ACH debits and credits processed against Borrower's "zero balance account" maintained with Bank, then Borrower hereby authorizes the Bank, in the Bank's sole discretion, to advance to or on behalf of the Borrower, and to charge the Borrower's Loan Account as a Revolving Credit Loan, any such shortfall necessary to cover such amounts payable (such advances to be considered Base Rate Loans).

                  (e) For the purpose of computing interest hereunder, all items of payment received by Bank and applied via ACH in accordance with the provisions of Section 3.06(d)(ii) above shall be deemed to have been applied on account of the Obligations on the Business Day on which Borrower or any Account Debtor deposits such items of payment in the Lock-Box Account; subject, however, to the Bank's right to charge the Borrower any uncollected items of payment.

         3.07.    STATEMENTS OF ACCOUNT. The Bank will account to the Borrower
                  ---------------------
monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by the Bank shall be deemed final, binding and conclusive upon the Borrower (absent manifest error) unless the Bank is notified by the Borrower in writing to the contrary within thirty (30) days after the date each statement of account is sent to the Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.

         3.08.    CLOSING FEE. The Borrower shall pay to the Bank a closing fee
                  -----------
of Fifty Thousand and 00/100 Dollars ($50,000.00) which shall be deemed fully earned and nonrefundable at the closing of the transactions contemplated hereby and which shall be paid concurrently with the initial Loan hereunder. Such fee shall compensate the Bank for the costs associated with the origination, structuring, processing, approving and closing of the transactions contemplated by this Agreement, including, but not limited to, administrative, general overhead and lost opportunity costs, but not including any out-of-pocket or other costs, fees or expenses for which the Borrower has agreed to reimburse the Bank pursuant to any other provision of this Agreement or the other Loan Documents or any commitment letter, letter of intent or similar agreement.

         3.09. LETTER OF CREDIT AND GUARANTY FEES. As additional consideration
               ----------------------------------
for Bank's issuing letters of credit for Borrower's account or guaranteeing payment or performance of letters of credit for Borrower's account and any drafts or acceptances thereunder, Borrower agrees to pay Bank fees equal to three-quarters of one percent (0.75%) per annum of the aggregate face amount of letters of credit and guaranties outstanding from time to time during the term of this Agreement, which fees shall be deemed fully earned upon issuance of each letter of credit or execution of each guaranty, shall be due and payable quarterly in arrears on the first Business Day of such fiscal quarter and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

         3.10. UNUSED LINE FEE. The Borrower agrees to pay to the Bank, on the
               ---------------
first day of each month for the immediately preceding month, a fee equal to one quarter of one percent (0.25%) per annum of the difference between Fifty Million and 00/100 Dollars ($50,000,000.00) and the average monthly Revolving Credit Loan outstanding balance (which monthly Revolving Credit Loan outstanding balance shall include but not be limited to the aggregate amounts of any and all letters of credit that may be issued by Bank in connection with the sub-line available to Borrower pursuant to the terms and conditions of
Section 2.2(b) hereof); provided, however, that the Borrower shall not be obligated to pay such fee if such fee arises solely due to the Bank's decision to cease making Revolving Credit Loans to the Borrower.

         3.11. CAPITAL ADEQUACY.
               ----------------

                  (a) In the event that the Bank shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority, does or shall have the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank, in its sole discretion, to be material, then from time to time, after submission by the Bank to the Borrower of a written demand therefor, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction; provided, however, that upon receipt by Borrower of such written demand by Bank, Borrower shall have the option to prepay any and all amounts due and owing to Bank hereunder and thereafter to terminate the Agreement.

                  (b) A certificate of the Bank claiming entitlement to payment as set forth in Section 3.11(a) above shall be conclusive in the
                        ---------------
absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such payment, the additional amount or amounts to be paid to the Bank, and the method by which such amounts were determined. In determining such amount, the Bank may use any reasonable averaging and attribution method.

         3.12. PREPAYMENT OF LOANS. Except as provided below, the Loans may be
               -------------------
prepaid at any time in whole or in part, without premium or penalty at the option of the Borrower. Notwithstanding the foregoing, if, for any reason (including any acceleration of an Interbank Rate Loan following an Event of Default), an Interbank Rate Loan is paid prior to the last Business Day of the Interbank Interest Period, whether voluntary, involuntary, by reason of acceleration or otherwise, each such prepayment of an Interbank Rate Loan will be accompanied by the amount of accrued interest on the amount prepaid and any and all costs, expenses, penalties and charges actually incurred by the Bank as a result of the early termination or breakage of an Interbank Rate Loan, plus the amount, if any, by which (i) the additional interest which would have been payable during the Interbank Interest Period on the Interbank Rate Loan prepaid had it not been prepaid, exceeds (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the domestic certificate of deposit market, the eurodollar deposit market, or other appropriate money market selected by the Bank, for a period starting on the date on which it was prepaid and ending on the last day of the Interbank Interest Period for such Interbank Rate Loan. The amount of any such loss or expense payable by the Borrower to the Bank under this section shall be determined by the Bank in the Bank's reasonable discretion based upon the assumption that the Bank funded its loan commitment for such Interbank Rate Loan in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods which the Bank deems appropriate and practical, provided, however, that the Bank is not obligated to accept a deposit in the London Interbank Eurodollar market in order to charge interest on an Interbank Rate Loan at the Interbank Rate.

SECTION 4.        CONDITIONS OF LENDING

         4.01.    GENERAL. Notwithstanding any other provision of this Agreement
                  -------
or any of the other Loan Documents, it is understood that the Bank shall not be obligated to make any Loan under Section 2 of this Agreement until each of
                                    ---------
the conditions set forth in this Section 4 have been and shall continue to be
                                 ---------
satisfied, in the sole discretion of the Bank:

         4.02.    LOAN DOCUMENTATION. The Bank shall have received the following
                  ------------------
documents, duly executed and delivered by all parties thereto, and otherwise satisfactory in form and content to the Bank and its counsel:

                  (a) Note. The Revolving Credit Note;
                      ----

                  (b) Security Agreement. The Security Agreement;
                      ------------------

                  (c) UCC Financing Statements. Acknowledgment copies of filed
                      ------------------------
financing statements from the Borrower, as debtor, to the Bank, as secured party, covering the Collateral, from such jurisdictions as the Bank deems necessary or desirable to perfect its security interest in the Collateral all of which financing statements Borrower authorizes the Bank to file;

                  (d) Guaranty. The Guaranty;
                      --------

                  (e) Insurance. Copies of the Borrower's property damage
                      ---------
insurance policies (or a certificate of insurance evidence such coverage), together with loss payable endorsements on the Bank's standard form of loss payee endorsement naming the Bank as sole loss payee thereunder solely with respect to Inventory, and copies of the Borrower's liability insurance policies (or a certificate of insurance evidence such coverage), together with endorsements naming the Bank as an additional named insured thereunder as its interests may appear;

                  (f) Loan Disbursement Instructions; Borrowing Base
                      ----------------------------------------------
Certificate. Written instructions from the Borrower directing the application
-----------
of proceeds of the initial Loan made pursuant to this Agreement, and an initial Borrowing Base Certificate as of February 28, 2007 from the Borrower reflecting that the Borrower has sufficient Eligible Accounts and Eligible Inventory to support Revolving Credit Loans in the amount requested by the Borrower on the date of such certificate;

                  (g) Opinion of Borrower's Counsel. The favorable written
                      -----------------------------
opinion of counsel to the Borrower and the Guarantors to the Bank regarding the Borrower, the Guarantors, the Loan Documents and the transactions contemplated by this Agreement and the other Loan Documents;

                  (h) Certificate of the Borrower's Assistant Secretary. A
                      -------------------------------------------------
certificate executed by the Borrower's Assistant Secretary whereby such Assistant Secretary affirms that attached to such certificate is (i) an accurate copy of the Borrower's board resolutions authorizing the borrowing of monies, the granting of liens and all other matters set forth in or contemplated by this Agreement and the other Loan Documents, (ii) a copy of the Borrower's bylaws in effect on the Closing Date, (iii) a copy of the Borrower's certificate of incorporation and all amendments thereto, certified by the Secretary of State or other appropriate official of the Borrower's jurisdiction of incorporation; and (iv) an incumbency and signature certification;

                  (i) Executive Vice President's Certificate. A closing
                      --------------------------------------
certificate signed by the Executive Vice President of the Borrower dated on the Closing Date, stating that (i) the representations and warranties set forth in Section 5 hereof are true and correct on and as of such date, (ii) on such date the Borrower is in compliance with all the terms and provisions set forth in this Agreement, and (iii) on such date no Default or Event of Default has occurred or is continuing; and

                  (j) Other Items. Such other agreements, documents and
                      -----------
assurances as the Bank may reasonably request in connection with the transactions described in or contemplated by the Loan Documents or as deemed necessary or desirable by the Bank to perfect its security interest in any Collateral.

         4.03. OTHER CONDITIONS PRECEDENT TO LOANS. In addition, the Bank
               -----------------------------------
shall be under no duty to make any Loans pursuant to Section 2 hereof until
                                                     ---------
the following conditions shall have been and shall continue to be satisfied, in the sole discretion of the Bank:

                  (a) No Default or Event of Default shall exist;

                  (b) Since the date of the last financial statements of Borrower submitted by the Borrower to the Bank, there shall not have occurred any material adverse change in the business, financial condition or results of operations of the Borrower, or a material adverse change in the value of the Collateral taken as a whole, or any event, condition or state of facts which would reasonably be expected materially and adversely to affect the actual or prospective business, financial condition or operations of the Borrower;

                  (c) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in the Bank's reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents; and

                  (d) The Borrower shall have paid all legal fees and other closing or like costs and expenses of the Bank which the Borrower is obligated to pay hereunder.

         4.04.    CONDITIONS PRECEDENT TO EACH REVOLVING CREDIT LOAN. Without
                  --------------------------------------------------
limiting the applicability of the conditions precedent set forth in Sections
                                                                    --------
4.01, 4.02 and 4.03 above to the Bank's obligation to make any Loan, the
----  ----     ----
obligation of the Bank to make any Revolving Credit Loan after the Closing Date shall be subject to the further conditions precedent that, on the date of each such Revolving Credit Loan:

                  (a) The following statements shall be true: (i) the representations and warranties contained in Section 5 hereof are correct on
                                            ---------
and as of the date of such Loan as though made on and as of such date, and (ii) there exists no Default or Event of Default as of such date, nor would any Default or Event of Default result from the making of the Loan requested by the Borrower;

                  (b) The Borrower shall have signed and sent to the Bank, if the Bank so requests, a request for advance, setting forth in writing the amount of the Revolving Credit Loan requested; provided, however, that the foregoing condition precedent shall not prevent the Bank, if it so elects in its sole discretion, from making a Revolving Credit Loan pursuant to the Borrower's non-written request therefor; and

                  (c) The Bank shall have received a completed Borrowing Base Certificate in the form of Exhibit B hereto, signed by the Borrower, and dated
                           ---------
as required pursuant to Section 6.01(c) hereof with regards to Borrower's request for such Revolving Credit Loan.

The Borrower agrees that the making of a request by the Borrower for a Revolving Credit Loan, whether in writing, by telephone or otherwise, shall constitute a certification by the Borrower and the person(s) executing or giving the same that all representations and warranties of the Borrower herein are true as of the date thereof and that all required conditions to the making of the Revolving Credit Loan have been met.

SECTION 5.        REPRESENTATIONS AND WARRANTIES

         5.01.    REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower
                  ----------------------------------------------
hereby represents, warrants and covenants to the Bank as follows:

                  (a) Organization, Existence, Compliance with Law. The
                      --------------------------------------------
Borrower (i) is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, (ii) is in good standing in Arkansas and in all other jurisdictions in which it is required to be qualified to do business as a foreign corporation, (iii) has obtained all licenses and permits and has filed all registrations necessary to the operation of its business (except where the failure to so qualify or to obtain such licenses or permits would not materially and adversely affect the actual or prospective business, financial condition or operations of the Borrower) and (iv) is in material compliance with all Requirements of Law. The Borrower's federal tax identification number is 20-3426378.

                  (b) Authorization by the Borrower. The execution, delivery
                      -----------------------------
and performance by the Borrower of the Loan Documents are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's certificate of incorporation, bylaws or other organizational documents or (ii) any law or contractual restriction binding on or affecting the Borrower or its properties and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral other than any such lien in favor of the Bank.

                  (c) Approval of Governmental Bodies. No authorization or
                      -------------------------------
approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Loan Documents or the exercise by the Bank of its rights thereunder, including, without limitation, the sale or other disposition of any of the Collateral to any Person.

                  (d) Enforceability of Obligations. The Loan Documents are
                      -----------------------------
the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforceability of creditors' rights generally and subject to the discretion of courts in applying equitable remedies.

                  (e) Financial Statements. All financial statements of the
                      --------------------
Borrower which have been furnished to the Bank or will be furnished at the closing of the Loan fairly present the financial condition of the Borrower, as of the dates reflected on the financial statements, and fairly present the results of its operations for the period covered thereby, all in accordance with GAAP. As of the date of this Agreement, there has been no material change in such conditions or such operations since the most recent financial statements submitted to the Bank. All financial statements of the Guarantors which the Borrower has furnished or caused to be furnished to the Bank fairly present the financial condition of the Guarantors named therein.

                  (f) Litigation. There is no pending or threatened action or
                      ----------
proceeding affecting the Borrower or its properties before any court, governmental agency or arbitrator which, if determined adversely to the Borrower, could materially and adversely affect the financial condition or business prospects of the Borrower.

                  (g) Existing Debt. The Borrower has no Debt other than
                      -------------
Permitted Debt and Debt reflected on its most recent financial statements submitted to the Bank.

                  (h) Leases. The Borrower has no interest in any existing
                      ------
leases that are material in nature to the business operations of Borrower other than the personal and real property leases described in Schedule 5.01(i)
                                                              ----------------
hereto, which schedule shall be updated by the Borrower at the time of any material change in the leases described therein and which revised schedule shall be promptly furnished to the Bank.

                  (i) Outstanding Guaranties. Other than the DEQ Trust, the
                      ----------------------
Borrower has no guarantees outstanding, other than the endorsement of instruments for collection in the ordinary course of the Borrower's business.

                  (j) Taxes. The Borrower has filed all required federal,
                      -----
state, local and other tax returns and has paid, or made adequate provision for the payment of, any taxes due pursuant thereto or pursuant to any assessment received by the Borrower except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

                  (k) Stock and Records. All outstanding capital stock of the
                      -----------------
Borrower was and is properly issued, and all books and records of the Borrower, including but not limited to its minute books, bylaws and books of account, are accurate and complete in all material respects. The outstanding capital stock of the Borrower is owned as described on Schedule 5.01(l). The
                                                       ----------------
Borrower is not obligated now or hereafter to redeem or otherwise acquire, or pay any dividends or make any other distributions in respect of, any of its stock.

                  (l) Hazardous Materials. Except as disclosed on Schedule
                      -------------------                         --------
5.01(m) hereto, the Borrower has duly complied with all Environmental Laws in
-------
all material respects and all of its facilities, leaseholds, assets and other property are in material compliance with all Environmental Laws. Except as disclosed on Schedule 5.01(m) hereto, there are no outstanding or threatened
             ----------------
citations, notices or orders of noncompliance under Environmental Laws issued to the Borrower or relating to its facilities, leaseholds, assets or other property. The Borrower has taken all reasonable steps necessary to determine, and it has determined, that (except as disclosed on Schedule 5.01(m) hereto)
                                                    ----------------
no Hazardous Substances have been disposed of, released on, released from or otherwise affect any of the Borrower's facilities, leaseholds, assets and other property in material violation of Environmental Laws. The Borrower has been issued all licenses, certificates, permits or other authorizations required under any Environmental Law.

                  (m) Negative Pledges. The Borrower is not a party to or
                      ----------------
bound by any indenture, contract or other instrument or agreement which prohibits the creation, incurrence or sufferance to exist of any mortgage, pledge, lien, security interest or other encumbrance upon any of the Collateral.

                  (n) Title to Property; Liens. The Borrower has good and
                      ------------------------
marketable title to all assets and other property purported to be owned by it, and the Bank has a perfected first priority lien in the Collateral subject to no other liens or claims except for Permitted Liens.

                  (o) Insolvency. After the execution and delivery of the Loan
                      ----------
Documents and the disbursement of the initial Loan hereunder, the Borrower will not be insolvent within the meaning of the United States Bankruptcy Code or unable to pay its debts as they mature.

                  (p) Intellectual Property. The Borrower owns, licenses or
                      ---------------------
otherwise has an interest in the patents, trademarks, trade names, copyrights and other like intellectual property described on Schedule 5.01(q).
                                                  ----------------

                  (q) Survival of Representations. All representations and
                      ---------------------------
warranties made in this Section 5 shall survive the execution and delivery of the Loan Documents and the making of the Loans.

                  (r) Regulated Entities. None of the Borrower, any Person
                      ------------------
controlling the Borrower, or any subsidiary of the Borrower, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur indebtedness or grant liens or encumbrances to or against any of its properties.

                  (s) Use of Proceeds. The proceeds of the Loans shall be used
                      ---------------
solely for the purposes set forth in Sections 2.02 and 2.03 and shall not be
                                     -------------     ----
used directly or indirectly for purposes of purchasing or carrying any "margin stock" as defined in any regulations of the Federal Reserve Board.

SECTION 6.        COVENANTS OF THE BORROWER

         6.01.    AFFIRMATIVE COVENANTS. So long as any Obligations remain
                  ---------------------
unpaid or the Bank shall have any commitment to extend credit to or for the benefit of the Borrower hereunder, unless otherwise consented to in writing by the Bank, the Borrower shall:

                  (a) Compliance with Laws. Comply in all material respects
                      --------------------
with all applicable laws, rules, regulations and orders affecting the Borrower or its properties, including, without limitation, all Environmental Laws.

                  (b) Reporting Requirements. Furnish to the Bank:
                      ----------------------

                           (i)      Quarterly Statements. As soon as available
                                    --------------------
                                    and in any event within forty-five (45)
                                    days after the end of each fiscal quarter of each fiscal year of the Borrower (except with respect to the quarterly financial statements for the period ending March 31, 2007, which shall be delivered within seventy-five (75) days of the end of such fiscal quarter), an internally prepared balance sheet of the Borrower as of the end of such fiscal quarter and internally prepared income statements as of the end of such fiscal quarter and for the fiscal year-to-date, each certified by the Borrower's chief financial officer, together with a certification from Borrower's chief financial officer or other officer reasonably acceptable to Bank indicating that Borrower is not in default of the Loan Documents or any other material agreement to which Borrower is a party;

                           (ii)     Audited Year-End Statements. As soon as
                                    ---------------------------
                                    available and in any event within ninety
                                    (90) days after the end of each fiscal
                                    year of the Borrower (except with respect to the year end financial statements for the fiscal year ending on December 31, 2006, which shall be delivered within one hundred twenty (120) days of the end of such fiscal year end), final audited financial statements (as described above but including a statement of changes in financial position) as of the end of such fiscal year of the Borrower prepared by independent certified accountants reasonably satisfactory to the Bank and a copy of any management, operation or other letter or correspondence from such accountant to the Borrower in connection therewith;

                           (iii)    Preliminary Year-End Statements. As soon
                                    -------------------------------
                                    as available and in any event within 45
                                    days after the end of each fiscal year of the Borrower, internally prepared year-end financial statements (including, without limitation, a balance sheet, income statement, statement of retained earnings and statement of changes in financial position) as of the end of such fiscal year certified by the Borrower's chief financial officer;

                           (iv)     Annual Budget. As soon as available, and
                                    -------------
                                    in any event with 30 days after such is
                                    approved by Borrower's board of directors, a copy of Borrower's annual budget.

                           (v)      Quarterly Compliance Certificates. As soon
                                    ---------------------------------
                                    as available and in any event within 45
                                    days after the end of each fiscal quarter,
                                    a Compliance Certificate setting forth (A)
                                    detailed written calculations for such
                                    period or as of the last day of such
                                    period, as appropriate, indicating
                                    Borrower's compliance (or failure of
                                    compliance) with each of the financial
                                    covenants sets forth in Section 6.03
                                                            ------------
                                    below, and (B) a certification that no
                                    Default or Event of Default exists as of the date of such certificate, or if any Default or Event of Default exists, providing detailed information concerning the nature of all existing Defaults or Events of Default, which such compliance certificate shall be certified by Borrower's Chief Financial Officer or President; and

                           (vi)     Other. Such other information respecting
                                    -----
                                    the condition or operations, financial or otherwise, of the Borrower, or the financial condition of any Guarantor, as the Bank may reasonably request from time to time.

All financial statements described in clauses (i), (ii), and (iii) shall be prepared in accordance with GAAP on a basis consistent with of the most recent financial statements of the Borrower submitted to Bank, except that unaudited financial statements shall be subject to normal year-end audit adjustments, and need not contain footnotes.

                  (c) Borrowing Base Certificates. Furnish to the Bank prior
                      ---------------------------
to any borrowing hereunder, but at least monthly during such time as the aggregate amount of the Loans are less than Ten Million Dollars ($10,000,000.00), and at least weekly thereafter, a Borrowing Base Certificate showing, as of the close of business on the day prior to any borrowing or on the preceding Friday as to any weekly calculation, the Borrowing Base. Concurrent with the delivery of the Borrowing Base Certificate, Borrower shall provide a written report to Bank of all returns and all material disputes and claims, together with sales and other reports relating to the Accounts and Inventory, as reasonably required by Bank. Bank shall have the right to review and adjust any calculations made by Borrower in a Borrowing Base Certificate
(i) to reflect Bank's reasonable estimate of declines in value of any of the Collateral described therein; and (ii) to the extent that such calculation is not in accordance with this Agreement or does not accurately reflect the amount of the Availability Reserve. In no event shall the Borrowing Base on any date be deemed to exceed the amount of the Borrowing Base shown on the Borrowing Base Certificate last received by Bank prior to such date, as such Borrowing Base Certificate may be adjusted from time to time by Bank as authorized herein. If Borrower fails to deliver to Bank the Borrowing Base Certificate on the date when due, then notwithstanding any of the provisions contained herein or in any other Loan Document to the contrary, Bank may suspend honoring any requests for Loans until a current Borrowing Base Certificate is delivered to Bank.

                  (d) Records and Reports of Inventory. Borrower shall keep
                      --------------------------------
accurate and complete records of its Inventory (including records showing the cost thereof and daily withdrawals therefrom and additions thereto) and shall furnish to Bank inventory reports respecting such Inventory in form and detail reasonably satisfactory to Bank at such times as Bank may request, but so long as no Event of Default has occurred and is continuing, no more frequently than once each week. Such inventory reports shall provide, among other things, a detailed accounting and breakdown of both Direct Inventory and Indirect Inventory. Borrower shall, at its own expense, conduct a physical inventory no less frequently than annually (and on a more frequent basis if requested by Bank when an Event of Default exists) and periodic cycle counts consistent with Borrower's historical practices and shall provide to Bank a report based on each such physical inventory and cycle count promptly after completion thereof, together with such supporting information as Bank shall reasonably request. Bank may participate in and observe each physical count or inventory, which participation shall be at Borrowers' expense at any time that an Event of Default exists.

                  (e) Feasibility Study. Upon the occurrence of an Event of
                      -----------------
Default, furnish to Bank a feasibility study performed by a third party engaged by Bank that evaluates, among other things, the feasibility of the planned expansion of the plant, the adequacy of the Maintenance Capital Expenditures budget, the adequacy of the environmental program of Borrower and the net orderly liquidation value of the Eligible Inventory, such feasibility study to be in form and substance satisfactory to Bank.

                  (f) Preservation of Business and Corporate Existence. Carry
                      ------------------------------------------------
on and conduct its principal business substantially as it is now being conducted; maintain in good standing its existence and its right to transact business in those states in which it is now or may hereafter be doing business; and maintain all licenses, permits and registrations necessary to the conduct of its business (except where the failure to so maintain its right to transact business or to maintain such licenses, permits or registrations would not materially and adversely affect the actual or prospective business, financial condition or operations of the Borrower).

                  (g) Insurance. Insure and keep insured at all times with
                      ---------
financially sound and reputable insurers which are reasonably satisfactory to the Bank (i) all of the Borrower's property of an insurable nature, including, without limitation, all real estate, equipment, fixtures and inventories, against fire and other casualties in such a manner and to the extent that like properties are usually insured by others owning properties of a similar character in a similar locality, with the proceeds of such casualty insurance as to Inventory payable solely to the Bank, and (ii) against liability on account of damage to persons or property (including product liability insurance and all insurance required under all applicable worker's compensation laws) caused by the Borrower or its officers, directors, employees, agents or contractors in such a manner and to the extent that like risks are usually insured by others conducting similar businesses in the places where the Borrower conducts its business, with the Bank being named as an additional insured under such liability policies as its interests may appear. The Borrower shall cause the insurers under all of its insurance policies to provide the Bank at least 30 days prior written notice of the termination of any such policy before such termination shall be effective and to agree to such other matters in respect of any such casualty insurance as provided in the Bank's loss payee endorsement provided to the Borrower. In addition, the Borrower will, upon request of the Bank at any time, furnish a written summary of the amount and type of insurance carried, the names of the insurers and the policy numbers, and deliver to the Bank certificates with respect thereto.

                  (h) Payment of Taxes. Pay and discharge, before they become
                      ----------------
delinquent, all taxes, assessments and other governmental charges imposed upon it, its properties, or any part thereof, or upon the income or profits therefrom and all claims for labor, materials or supplies which if unpaid might be or become a lien or charge upon any of its property, except such items as it is in good faith appropriately contesting and as to which adequate reserves have been provided to the Bank's reasonable satisfaction.

                  (i) Maintenance of Properties and Leases. Maintain, preserve
                      ------------------------------------
and keep its properties and every part thereof in good repair, working order and condition (except for such properties as the Borrower in good faith determines are not useful in the conduct of its business), ordinary wear and tear excepted; from time to time make in the Borrower's reasonable business judgment all necessary and customary property repairs, renewals, replacements, additions and improvements thereto so that at all times the efficiency thereof shall be fully preserved and maintained; and maintain all material leases of real or personal property in good standing, free of any defaults by the Borrower thereunder.

                  (j) Employee Plans. (i) Notify the Bank promptly of the
                      --------------
establishment of any Plan, except that prior to the establishment of any "welfare plan" (as defined in Section 3(1) of ERISA) covering any employee of the Borrower for any period after such employee's termination of employment other than such period required by the Consolidated Omnibus Budget Reconciliation Act of 1986 or "defined benefit plan" (as defined in Section 3(35) of ERISA), it will obtain the Bank's prior written approval of such establishment; (ii) at all times make prompt payments or contributions to meet the minimum funding standards of Section 412 of the Internal Revenue Code of 1986, as amended, with respect to each Plan; (iii) promptly after the filing thereof, furnish to the Bank a copy of any report required to be filed pursuant to Section 103 of ERISA in connection with each Plan for each Plan year, including but not limited to the Schedule B attached thereto, if applicable; (iv) notify the Bank promptly of any "reportable event" (as defined in Section 4043 of ERISA) or any circumstances arising in connection with any Plan which might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, the initiation of any audit or inquiry by the Internal Revenue Service or the Department of Labor of any Plan or transaction(s) involving or related to any Plan, or any "prohibited transaction" as defined in Section 406 of ERISA or
Section 4975(c) of the Internal Revenue Code of 1986, as amended, (v) notify the Bank prior to any action that could result in the assertion of liability under Subtitle E of Title IV of ERISA caused by the complete or partial withdrawal from any multi-employer plan or to terminate any defined benefit plan sponsored by the Borrower; and (vi) promptly furnish such additional information concerning any Plan as the Bank may from time to time reasonably request.

                  (k) Notice of Default. Give prompt notice in writing to the
                      -----------------
Bank of any breach of any of the representations, warranties or covenants in this Agreement or the other Loan Documents or any development or the occurrence of any event, financial or otherwise, which constitutes a Default or an Event of Default or which constitutes a default under any other agreement to which the Borrower is a party and which may or shall materially and adversely affect the business, properties or affairs of the Borrower or its ability to pay and perform its obligations under this Agreement or the other Loan Documents.

                  (l) Books and Records; Inspection; Bank Audits. Maintain
                      ------------------------------------------
complete and accurate books and financial records in accordance with GAAP; at any time or times hereafter, during normal working hours and upon reasonable notice, permit the Bank (through any of its officers, employees or agents) and Persons designated by the Bank to visit and inspect its properties and to conduct any audits thereon, to inspect its books and financial records (including its journals, orders, receipts and correspondence which relates to its Accounts), and to discuss its affairs, finances and Accounts and operations with its directors, officers, employees and agents and its independent public accountants; and permit the Bank and Persons designated by the Bank to perform audits of such books and financial records when and as requested by the Bank; provided that the Borrower shall only be obligated to pay the expenses associated with two such investigations during any twelve
(12) month period, unless and until the occurrence of an Event of Default, during which time the Bank may conduct such further investigation or audits as Bank may require, such to be at Borrower's expense.

                  (m) Bank May Perform Obligations; Further Assurances. Permit
                      ------------------------------------------------
the Bank, if the Bank so elects in its sole discretion, and upon reasonable notice to the Borrower (except in the case of an Event of Default in which case no notice to Borrower is required) to pay or perform any of the Borrower's Obligations hereunder or under the other Loan Documents and to reimburse the Bank, on demand, or, if the Bank so elects, by the Bank making a Revolving Credit Loan on the Borrower's behalf and charging the Loan Account accordingly, for all amounts expended by or on behalf of the Bank in connection therewith and all costs and expenses incurred by or on behalf of the Bank in connection therewith; and execute, deliver or perform, or cause to be executed, delivered or performed, all such documents, agreements or acts, as the case may be, as the Bank may reasonably request from time to time to create, perfect, continue or otherwise assure the Bank with respect to any lien or security interest created or purported to be created by any of the Loan Documents or to otherwise create, evidence, assure or enhance the Bank's rights and remedies under, or as contemplated by, the Loan Documents or at law or in equity.

                  (n) Bank Accounts. Maintain at all times all of its time,
                      -------------
demand and primary deposit accounts with the Bank.

                  (o) Location of Collateral, Borrower Name and State of
                      --------------------------------------------------
Organization. Keep all Collateral (or evidence of same), other than Inventory
------------
in transit, at one or more of the locations set forth on Schedule 6.01(o) and
                                                         ----------------
shall not remove any Collateral therefrom except for, for so long as there exists no Event of Default, (i) Inventory sold in the ordinary course of the Borrower's business, and (ii) dispositions of obsolete Inventory; Borrower's exact legal name and all tradenames are as set forth on Schedule 6.01(o) and
                                                        ----------------
Borrower shall not change any such names without giving the Bank 30 days prior written notice. Borrower's State of incorporation is Delaware and it shall not change such State of incorporation.

                  (p) Compliance with Anti-Terrorism Orders. Borrower
                      -------------------------------------
warrants, represents and covenants that neither Borrower, Guarantor, nor any of their respective affiliated entities is or will be an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (herein referred to as "EO13224"), (ii) whose name appears on the United States Treasury Department's Office of Foreign Assets Control ("OFAC") most current list of "Specifically Designed National and Blocked Persons" (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf), or (iii) whose name appears on any other such list issued pursuant to EO13224. (Any and all parties or persons described in subparts (i) through (iii) above are herein referred to as "Prohibited Persons"). In addition, Borrower further warrants, represents and covenants that Borrower will not permit the transfer of any interest in Borrower to any Prohibited Person. Borrower covenants and agrees that neither Borrower, Guarantor, nor any of their respective entities will knowingly (i) conduct any business, or engage in any transaction or dealing with any Prohibited Person, including, but not limited to, the making or receiving of funds, goods, or services to or for the benefit of a Prohibited Person, or
(ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. Borrower further covenants and agrees to immediately notify Bank if Borrower has knowledge that it has not fully complied with the representations and covenants made in this paragraph. Borrower covenants and agrees to deliver from time to time to Bank any such certification or other evidence as may be requested by Bank in its sole and absolute discretion confirming that Borrower has fully complied with its representations and covenants made in this paragraph.

         6.02.    NEGATIVE COVENANTS. So long as any Obligations remain unpaid
                  ------------------
or the Bank shall have any commitment to extend credit to or for the benefit of the Borrower hereunder, unless otherwise consented to in writing by the Bank, the Borrower shall not:

                  (a) Liens and Security Interests. Create or suffer to exist
                      ----------------------------
any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, except for Permitted Liens.

                  (b) Debt. Create or suffer to exist any Debt except for
                      ----
Permitted Debt.

                  (c) Hedging Transactions. Borrower will not enter into any
                      --------------------
Hedging Transaction, other than Hedging Transactions entered into in the ordinary course of business (whether or not such Hedging Transaction is considered a hedge under GAAP) to hedge or mitigate interest rate or commodity pricing risks to which Borrower is exposed in the conduct of its business or the management of its liabilities; provided, that Borrower shall not enter
                                   --------
into any Hedging Transactions with counterparties other than financial institutions that have combined capital and surplus and undivided profits of not less than $500,000,000, Persons whose senior, long term unsecured debt has an actual or implied rating at or above BBB- from S&P or the equivalent or higher rating by any other nationally recognized rating agency, or such other Persons as shall be reasonably acceptable to Bank. Solely for the avoidance of doubt, Borrower acknowledges that any Hedging Transaction under which Borrower is or may become obliged to make any payment (i) in connection with the purchase by any third party of any common stock or any Debt; or (ii) as a result of changes in the market value of any common stock or any Debt, is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate interest rate risks. Bank acknowledges that Borrower has and will continue to enter into Heading Transactions with BNP Paribas Commodity Futures, Inc.

                  (d) Corporate Structure; Disposition of Assets. Without the
                      ------------------------------------------
prior written consent of Bank, such consent not to be unreasonably withheld, delayed or conditioned, merge or consolidate with or otherwise acquire, or be acquired by, any other Person; or sell, lease or otherwise transfer all or substantially all of its properties.

                  (e) Issuance of Securities. Issue any capital stock, create
                      ----------------------
any new class of stock or issue any other securities (other than Permitted
Debt).

                  (f) Conflicting Agreements. Enter into any agreement any
                      ----------------------
term or condition of which conflicts with any provision of this Agreement or the other Loan Documents.

                  (g) Changes in Accounting Principles; Fiscal Year. Make any
                      ---------------------------------------------
change in its principles or methods of accounting as currently in effect, except such changes as are required or permitted by GAAP; or, without obtaining the Bank's prior written consent, change its fiscal year.

                  (h) Environmental Matters. Cause a release, omission or
                      ---------------------
discharge of any Hazardous Substances in excess of amounts thereof permitted pursuant to applicable Environmental Laws and will not operate its business in violation of any applicable Environmental Laws or other applicable laws.

         6.03. SPECIFIC FINANCIAL COVENANTS. So long as any Obligations remain
               ----------------------------
unpaid or the Bank shall have any commitment to extend credit to or for the benefit of the Borrower hereunder, unless otherwise consented to in writing by the Bank, the Borrower shall:

                  (a) Minimum Fixed Charges Coverage. The ratio of Borrower's
                      ------------------------------
EBITDA to Fixed Charges as of each measurement date specified below, calculated for the four fiscal quarters then ended, shall not be less than the ratio set forth opposite such measurement date:

-------------------------------------------------------------------------------------------
MEASUREMENT DATE                                      RATIO OF DEBT TO EBITDA
-------------------------------------------------------------------------------------------
Beginning December 31, 2007 and the last day of       1.50 to 1:00
each fiscal quarter ended thereafter
-------------------------------------------------------------------------------------------

         (b) Leverage Ratio. The ratio of Borrower's Total Funded
             --------------
Debt as of each measurement date specified below to Borrower's EBITDA as of such measurement date, calculated for the four fiscal quarters then ended, shall not be greater than the ratio set forth opposite such measurement date:

-------------------------------------------------------------------------------------------
MEASUREMENT DATE                                      RATIO OF TOTAL FUNDED DEBT TO EBITDA
-------------------------------------------------------------------------------------------
June 30, 2007                                         3.50 to 1:00
-------------------------------------------------------------------------------------------
September 30, 2007                                    3.50 to 1:00
-------------------------------------------------------------------------------------------
December 31, 2007                                     3.50 to 1:00
-------------------------------------------------------------------------------------------
March 31, 2008                                        3.25 to 1.00
-------------------------------------------------------------------------------------------
June 30, 2008                                         3.25 to 1.00
-------------------------------------------------------------------------------------------
September 30, 2008                                    3.25 to 1.00
-------------------------------------------------------------------------------------------
December 31, 2008 and the last day of                 3.00 to 1.00
each fiscal quarter ended thereafter
-------------------------------------------------------------------------------------------

SECTION 7.        DEFAULT

         7.01.    EVENTS OF DEFAULT. Each of the following events shall
                  -----------------
constitute an Event of Default hereunder:

                  (a) The Borrower shall fail to pay any principal of or interest on any Note within five (5) days after any such payment is due; or

                  (b) The Borrower shall fail to pay any Obligations due the Bank pursuant to Sections 3.04, 3.08 or 8.05 in accordance with the terms
                 -------------  ----    ----
thereof; or

                  (c) The Borrower shall fail to pay any other monetary Obligations within five (5) days after notice thereof is given to the Borrower; or

                  (d) The Borrower shall fail to perform or observe any of the provisions contained in Sections 3.06(a), 6.01(b), 6.01(e), 6.01(g), 6.01(h),
                        ----------------  -------  -------  -------  -------
6.01(k), 6.01(l), 6.01(m), 6.01(n), 6.01(o), 6.02 or 6.03 of this Agreement;
-------  -------  -------  -------  -------  ----    ----
or

                  (e) The Borrower shall fail to perform or observe any other covenant or undertaking contained herein within ten (10) days after notice thereof is given to the Borrower by the Bank, or the Borrower shall fail to pay, perform or observe any covenant or undertaking contained in any of the other Loan Documents beyond any applicable grace or cure period; or

                  (f) Any representation or warranty made or furnished by the Borrower (or any of its officers) or any of the Guarantors in connection with this Agreement or the other Loan Documents shall prove to have been incorrect or misleading in any material respect when made, or any such representation or warranty shall become incorrect or misleading in any material respect and the Borrower or any Guarantor, as the case may be, shall fail to give the Bank prompt written notice thereof; or

                  (g) The Borrower shall (i) fail to pay any material Debt (other than the Debt described in Sections 7.01(a), 7.01(b) and 7.01(c) above)
                                  ----------------  -------     -------
of the Borrower, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after any applicable grace period specified in the agreement or instrument relating to such material Debt, or (ii) fail to perform or observe any covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such material Debt when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to pay or perform or observe is to accelerate or to permit the acceleration of the maturity of such material Debt; or any such material Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

                  (h) The Borrower or any Guarantor shall cease to be solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors; or any petition for an order for relief shall be filed by or against the Borrower or any Guarantor under the federal Bankruptcy Code or any similar state insolvency statute (if against the Borrower or any Guarantor, the continuation of such proceeding for more than sixty (60) days); or the Borrower or any Guarantor shall make any offer of settlement, extension or composition to their respective unsecured creditors generally; or

                  (i) The Borrower or any Guarantor, or any Affiliate of either, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any lien granted to the Bank; or

                  (j) Any Guarantor shall revoke or attempt to revoke the guaranty agreement signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof; or

                  (k) A final judgment or order for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) or final judgments or orders for the payment of money in excess of an aggregate of Two Hundred Fifty Thousand Dollars ($250,000.00) shall be rendered against the Borrower or any Guarantor and such judgment(s) or order(s) shall not have been vacated, discharged, stayed, or bonded and shall continue unsatisfied and in effect for a period of sixty (60) consecutive days; or

                  (l) In the Bank's reasonable judgment, there shall occur a material adverse change in the business prospects or financial condition of the Borrower or any Guarantor.

         7.02.    OBLIGATION TO LEND; ACCELERATION. Upon or after the occurrence
                  --------------------------------
and during the continuation of any Default, the Bank may declare the obligation of the Bank to make Revolving Credit Loans or to otherwise extend credit hereunder to be terminated, whereupon the same shall forthwith terminate, or, if the Bank so elects, reduce Collateral advance rates or otherwise reduce the maximum Borrowing Base by such amounts as the Bank elects in its sole and absolute discretion from time to time. Upon or after the occurrence and during the continuation of any Event of Default, the Bank may declare the Notes, all interest thereon, and all other Obligations to be forthwith due and payable, whereupon the Notes, all such interest thereon and all such other Obligations shall become and be forthwith due and payable, without presentment, protest or further notice or demand of any kind, all of which are hereby expressly waived by the Borrower.

         7.03.    REMEDIES. Upon or after the occurrence and during the
                  --------
continuation of any Event of Default, the Bank shall have and may exercise from time to time the following rights and remedies:

                  (a) All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which the Bank may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, and all of which shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents.

                  (b) The right to take immediate possession of the Collateral, and (i) to require the Borrower to assemble the Collateral, at the Borrower's expense, and make it available to the Bank at a place designated by the Bank which is reasonably convenient to both parties, and (ii) to enter upon and use any premises in which the Borrower has an ownership, leasehold or other interest, or wherever any of the Collateral shall be located, and to store, remove, abandon, manufacture, sell, dispose of or otherwise use all or any part of the Collateral on such premises without the payment of rent or any other fees by the Bank to the Borrower or any other Person for the use of such premises or such Collateral.

                  (c) The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as the Bank, in its sole discretion, may deem advisable. The Borrower agrees that ten
(10) days written notice to the Borrower of any public or private sale or other disposition of such Collateral shall be reasonable notice thereof. The Bank shall have the right to conduct such sales on the Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. The Bank shall have the right to sell, lease or otherwise dispose of such Collateral, or any part thereof, for cash, credit or any combination thereof, and the Bank may purchase all or any part of such Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may setoff or credit the amount of such price against the Obligations.

                  (d) The Bank is hereby granted a license or other right to use, without charge, all of the Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature as it pertains to the Collateral or any other property of the Borrower, in storing, removing, transporting, manufacturing, advertising, selling or otherwise using the Collateral, and the Borrower's rights in and under such property shall inure to the Bank's benefit.

                  (e) The proceeds realized from the sale of any Collateral may be applied, after the Bank is in receipt of good funds, as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by the Bank for collection and for acquisition, completion, manufacture, protection, removal, storage, sale and delivery of the Collateral; second, to any fees or expenses due the Bank under the Loan Documents; third, to interest due upon any of the Obligations; and fourth, to the principal of the Obligations. If any deficiency shall arise, the Borrower and each Guarantor shall remain jointly and severally liable to the Bank therefor. Any surplus remaining after payment in full of the Obligations will be returned to the Borrower or to whomever may be legally entitled thereto. The Bank shall have no obligation to marshal any assets in favor of the Borrower or any other Person.

         7.04.    RIGHT OF SET-OFF. Upon or after the occurrence and during the
                  ----------------
continuation of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held (other than amounts held by Bank in connection with the DEQ Trust) and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the Obligations irrespective of whether or not the Bank shall have made any demand under this Agreement or the other Loan Documents and although such Obligations may be unmatured. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

SECTION 8.        MISCELLANEOUS

         8.01.    NOTICES. Except as otherwise provided herein, all notices,
                  -------
requests and demands to or upon a party hereto to be effective shall be in writing or other record and shall be personally delivered, mailed by certified or registered mail, return receipt requested, sent prepaid by reliable overnight courier or sent by facsimile transmission. Unless otherwise expressly provided herein, notices shall be deemed to have been validly given when delivered against receipt; or, in the case of mailing, three (3) Business Days after deposit in the mail in the continental United States, postage prepaid; or, in the case of reliable overnight courier, on the Business Day after the courier accepts delivery of such item for next Business Day delivery; or, in the case of facsimile transmission, when sent against confirmation of receipt prior to 5:00 p.m. local time at the recipient's office, in each case addressed as follows:

         If to the Bank:
         --------------

                  Regions Bank
                  8182 Maryland Ave.. Suite 200
                  St. Louis, Missouri 63105
                  Attention:  Daniel R. Kraus, Vice President
                  Facsimile No: (314) 615-2355

         and with a copy to:
         ------------------

                  Armstrong Teasdale LLP
                  One Metropolitan Square, Suite 2600
                  St. Louis, Missouri 63102
                  Attention:  Michael A. Wazlawek, Esq.
                  Facsimile No: (314) 612-2362

         If to the Borrower:
         ------------------

                  FutureFuel Chemical Company
                  Attention: Chief Financial Officer
                  2800 Gap Road
                  Batesville, Arkansas 72501
                  Facsimile No: (870) 698-5303

         and with a copy to:
         ------------------

                  FutureFuel Corp.
                  Attention: Douglas D. Hommert, Executive Vice President 8235 Forsyth Blvd., 4th Floor
                  St. Louis, Missouri 63105
                  Facsimile No: (314) 889-9603

or to such other address or telecopy number as each party may designate for itself by like notice given in accordance with this Section 8.01.
                                                    ------------

         8.02.    POWER OF ATTORNEY. The Borrower hereby irrevocably designates,
                  -----------------
makes, constitutes and appoints the Bank (and all Persons designated by the Bank) as the Borrower's true and lawful attorney (and agent-in-fact) and the Bank, or the Bank's agent, may, upon the occurrence and during the continuance of an Event of Default without notice to the Borrower and in either the Borrower's or the Bank's name, but at the cost and expense of the Borrower:

                  (a) At such time or times hereafter as the Bank or such agent, in its sole discretion, may determine, endorse the Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of the Bank or under the Bank's control; and

                  (b) At such time or times upon or after the occurrence and during the continuance of any Event of Default as the Bank or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of the Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or otherwise transfer any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as the Bank deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign the Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and process all mail addressed to the Borrower and to notify postal authorities to change the address for delivery thereof to such address as the Bank may designate; (vii) endorse the name of the Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of the Bank on account of the Obligations; (viii) endorse the name of the Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use the Borrower's stationery and sign the name of the Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, inventory, equipment and any other Collateral and to which the Borrower has access; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in the Bank's determination, to fulfill the Borrower's obligations under this Agreement.

         8.03. INDEMNITY. The Borrower hereby agrees to indemnify the Bank and its shareholders, directors, officers, employees and agents and hold the Bank and such other indemnitees harmless from and against any liability, loss, expense, damage, suit, action or proceeding now or hereafter suffered or incurred by the Bank or such other indemnitees as the result of the Borrower's failure to observe, perform or discharge any of the Borrower's duties under any of the Loan Documents, any misrepresentation made by or on behalf of the Borrower under any of the Loan Documents or any use of Loan proceeds by the Borrower. Without limiting the generality of the foregoing, this indemnity shall extend to any claims asserted against the Bank or such other indemnitees by any Person under any Environmental Laws or similar laws by reason of the Borrower's or any other Person's failure to comply with laws applicable to Hazardous Substances. The obligation of the Borrower under this Section 8.03
                                                                ------------
shall survive the payment in full of the Obligations and the termination of this Agreement.

         8.04.    ENTIRE AGREEMENT; MODIFICATION OF AGREEMENT; SALE OF INTEREST.
                  -------------------------------------------------------------
This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by the Borrower and the Bank. The Borrower may not sell, assign or transfer any interest in this Agreement and any of the other Loan Documents, or any portion thereof, including, without limitation, the Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder. The Borrower hereby consents to the Bank's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, the Bank's rights, title, interests, remedies, powers and duties hereunder or thereunder.

         8.05.    REIMBURSEMENT OF EXPENSES. If, at any time or times prior or
                  -------------------------
subsequent to the date hereof, regardless of whether or not an Event of Default then exists or any of the transactions contemplated hereunder are concluded, the Bank employs counsel for advice or other representation, or incurs legal and/or appraisers', liquidators', engineers' expenses and/or other costs or out-of-pocket expenses in connection with: (i) the negotiation and preparation of this Agreement and any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, or any sale or attempted sale of any interest herein to a participating Bank or other Person; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by the Bank, the Borrower or any other Person) in any way relating to the Collateral, this Agreement, any of the other Loan Documents or the Borrower's affairs; (iv) any attempt to enforce any rights of the Bank against the Borrower or any other Person which may be obligated to the Bank by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors, irrespective of whether litigation is commenced in pursuance of such rights; or (v) any attempt to inspect, verify, protect, preserve, restore, collect, sell, manufacture, liquidate or otherwise dispose of or realize upon the Collateral (all of which are hereinafter collectively referred to as the "Expenses"); then, in any such event, such Expenses shall be payable, on demand, by the Borrower to the Bank, and shall be additional Obligations hereunder secured by the Collateral and may be funded, if the Bank so elects, by the Bank making a Revolving Credit Loan on the Borrower's behalf, paying the same to the appropriate Persons, and charging the Loan Account accordingly. Additionally, if any taxes (excluding taxes imposed upon or measured by the net income of the Bank) shall be payable on account of the execution or delivery of this Agreement or the other Loan Documents, or the execution, delivery, issuance or recording of any of the Loan Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal, state or local statute or other law, the Borrower will pay all such taxes, including, but not limited to, any interest and penalties thereon, and will indemnify and hold the Bank harmless from and against liability in connection therewith.

         8.06.    INDULGENCES NOT WAIVERS. The Bank's failure, at any time or
                  -----------------------
times hereafter, to require strict performance by the Borrower of any provision of this Agreement or the other Loan Documents shall not waive, affect or diminish any right of the Bank thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Bank of a Default or an Event of Default by the Borrower under this Agreement or any of the other Loan Documents shall not suspend, waive or affect any other Default or Event of Default by the Borrower under this Agreement or any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Borrower contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by the Borrower under this Agreement or any of the other Loan Documents shall be deemed to have been suspended or waived by the Bank, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of the Bank and directed to the Borrower.

         8.07.    SEVERABILITY. Wherever possible, each provision of this
                  ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         8.08.    SUCCESSORS AND ASSIGNS. This Agreement and the other Loan
                  ----------------------
Documents, shall be binding upon and inure to the benefit of the successors and assigns of the Borrower and the Bank. This provision, however, shall not be deemed to modify Section 8.04 hereof.
                    ------------

         8.09.    GENERAL WAIVERS BY THE BORROWER. Except as otherwise expressly
                  -------------------------------
provided for in this Agreement, the Borrower waives: (i) presentment, protest, demand for payment, notice of dishonor, demand and protest and notice of presentment, default, notice of nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, Accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Bank on which the Borrower may in any way be liable and hereby ratifies and confirms whatever the Bank may do in this regard; (ii) notice prior to taking possession or control of the Collateral or any bond or security which might be required by any court prior to allowing the Bank to exercise any of the Bank's remedies, including the issuance of an immediate writ of possession; (iii) the benefit of all valuation, appraisement and exemption laws; and (iv) any and all other notices, demands and consents in connection with the delivery, acceptance, performance, default or enforcement of this Agreement or any of the other Loan Documents and/or any of the Bank's rights in respect of the Collateral.

         8.10.    INCORPORATION BY REFERENCE. All of the terms of the other Loan
                  --------------------------
Documents are incorporated in and made part of this Agreement by reference; provided, however, that to the extent of any inconsistency between this Agreement and such other Loan Documents, this Agreement shall prevail and govern.

         8.11.    EXECUTION IN COUNTERPARTS; FACSIMILE SIGNATURES. This
                  -----------------------------------------------
Agreement, and any of the other Loan Documents, may be executed in any number of counterparts and by different parties to such Loan Documents in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. A signature of a party to any of the Loan Documents sent by facsimile or other electronic transmission shall be deemed to constitute an original and fully effective signature of such party.

         8.12.    GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement and the
                  --------------------------------------
other Loan Documents have been negotiated, executed and delivered in various jurisdictions. In order to provide for a uniform and well established body of commercial and other law to define and govern the rights and duties of the parties, the parties agree that this Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Missouri without giving effect to any choice of law rules thereof; provided, however, that if any of the Collateral shall be located in any jurisdiction other than Missouri, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of the Bank's security interest or other lien upon such Collateral and the enforcement of the Bank's other remedies in respect of such Collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of Missouri. THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT LOCATED WITHIN ST.
LOUIS COUNTY, MISSOURI OR FEDERAL COURT IN THE EASTERN DISTRICT OF MISSOURI, EASTERN DIVISION, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT
AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR
REGISTERED MAIL DIRECTED TO THE BORROWER AT THE ADDRESS STATED IN SECTION 8.01
                                                                  ------------
HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. THE BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. THE BORROWER FURTHER AGREES
NOT TO ASSERT AGAINST THE BANK (EXCEPT BY WAY OF A DEFENSE OR COUNTERCLAIM IN
A PROCEEDING INITIATED BY THE BANK) ANY CLAIM OR OTHER ASSERTION OF LIABILITY WITH RESPECT TO THE LOAN DOCUMENTS, THE BANK'S CONDUCT OR OTHERWISE IN ANY JURISDICTION OTHER THAN THE FOREGOING JURISDICTIONS.

         8.13.    STATUTORY NOTICE. The following notice is given pursuant to
                  ----------------
Section 432.047 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents. "ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED, THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT."

8.14.    WAIVER OF JURY TRIAL. THE BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY
         --------------------
JURY (WHICH THE BANK ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL, OR THE BANK'S CONDUCT IN RESPECT
OF ANY OF THE FOREGOING.

                            SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

                                   FUTUREFUEL CHEMICAL COMPANY,
                                   a Delaware corporation

                                   By:  /s/ Douglas D. Hommert
                                   --------------------------------------
                                   Douglas D. Hommert, Executive Vice President


                                   REGIONS BANK

                                   By:  /s/ Daniel R. Kraus
                                   --------------------------------------
                                   Daniel R. Kraus, Vice President

                                   EXHIBIT A
                                   ---------

                             REVOLVING CREDIT NOTE
                             ---------------------

                                                           St. Louis, Missouri
US $50,000,000.00                                               March 14, 2007

         For value received, the undersigned, FUTUREFUEL CHEMICAL COMPANY, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of Regions Bank (the "Bank"), in lawful money of the United States of America, the principal sum of Fifty Million and 00/100 Dollars ($50,000,000.00), or if less, the amount outstanding under Section 2.02 of the Credit Agreement (as
                                   ------------
hereinafter defined), together with interest from the date hereof at the rate provided for in the Credit Agreement. Principal and interest of this Revolving Credit Promissory Note (the "Note") shall be payable at the time or times provided in Section 3 of the Credit Agreement.
            ---------

         This Note is the Revolving Credit Note referred to in, and is issued pursuant to, that certain Credit Agreement between the Borrower and the Bank dated even date herewith (as amended or otherwise modified from time to time, the "Credit Agreement"), and is entitled to all of the benefits and security of the Credit Agreement. All of the terms, covenants and conditions of the Credit Agreement and all other instruments evidencing or securing the indebtedness hereunder are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Credit Agreement.

         This Note is secured by the Collateral described in the Credit
Agreement.

         Interest hereunder shall be computed on, the basis of actual days elapsed over the period of a 360-day year. Upon or after the occurrence and during the continuation of any Event of Default, the outstanding principal balance of this Note shall bear interest at a variable rate per annum equal to the Default Rate until the principal balance of this Note is paid in full.

         In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to the Bank for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto.

         The Borrower may prepay this Note, in whole or in part, at any time without premium or penalty, together with accrued interest on the principal amount so prepaid at the prepayment date.

         The termination of the Credit Agreement or the occurrence of an Event of Default shall entitle the Bank, at its option, to declare the then outstanding principal balance and accrued interest hereon to be, and the same shall thereupon become, immediately due and payable without notice to or demand upon the Borrower, all of which the Borrower hereby expressly waives.

         Time is of the essence of this Note. To the fullest extent permitted by applicable law, and except as may be otherwise set forth in the Credit Agreement, the Borrower, for itself and its successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, and any and all other notices, demands and consents in connection with the delivery, acceptance, performance, default or enforcement of this Note, and hereby consents to any extensions of time, renewals, releases or any parties to or guarantors of this Note, waivers and any other modifications that may be granted or consented to by the Bank from time to time in respect of the time of payment or any other provision of this Note.

         Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of the Bank in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by the Bank of any right or remedy preclude any other right or remedy. The Bank, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against the Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to the Borrower. The Borrower agrees that, without releasing or impairing the Borrower's liability hereunder, the Bank may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

         This Note shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Missouri.

         BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY (WHICH BANK ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE LOAN DOCUMENTS, THE COLLATERAL, OR BANK'S CONDUCT IN RESPECT OF ANY OF THE FOREGOING.

         ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED, THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized representative as of the date first above written.

                               FUTUREFUEL CHEMICAL COMPANY

                               By:
                                   ------------------------------------
                                   Douglas D. Hommert, Executive Vice President

                                   EXHIBIT B
                                   ---------

                      Form of Borrowing Base Certificate
                      ----------------------------------

         We refer to that certain Credit Agreement dated as of March 14, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Agreement"), by and between FUTUREFUEL CHEMICAL COMPANY, a Delaware corporation ( "Borrower"), and REGIONS BANK ("Bank"). Each capitalized term contained herein and not otherwise defined herein shall have the meaning given to such term in the Agreement.

         The undersigned hereby represents and warrants (i) that the undersigned is a duly elected officer of the Borrower, and (ii) that the
following information is true, correct and complete as of the      day of
                                                              ----
           , 200 .
-----------     -

A.       ELIGIBLE ACCOUNTS*
         -----------------
         1.       Total Accounts                                                   $_______________________

         2.       Less: Accounts arising out of a sale made by Borrower to an      $_______________________
                  affiliate of Borrower or to a Person controlled by an
                  Affiliate of Borrower at other than arm's length prices.

         3.       Less: Accounts that are due or unpaid for more than 60 days      $_______________________
                  after the original due date shown on the invoice

         4.       Less: Accounts where 50% or more of the Accounts from the        $_______________________
                  Account Debtor are not deemed Eligible Accounts

         5.       Less: Accounts where the total unpaid Accounts of the            $_______________________
                  Account Debtor exceed 50% of the aggregate amount of all
                  Eligible Accounts or exceed a credit limit established by
                  Bank in its reasonable discretion for such Account Debtor, in each case, to the extent of such excess (not applicable to Accounts where the Account Debtor thereon is Procter &
                  Gamble)

         6.       Less: Accounts where any covenant, representation or             $_______________________
                  warranty contained in the Agreement with respect to such
                  Account has been breached.

                                      40


         7.       Less: Accounts from Account Debtors who are also Borrower's      $_______________________
                  creditor or supplier (excluding Procter & Gamble and Eastman
                  Chemical Company), or the Account Debtor has disputed
                  liability with respect to such Account, or the Account
                  Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account
                  otherwise is or may become subject to any right of setoff, counterclaim, recoupment, reserve, defense or chargeback,
                  provided that, the Accounts of such Account Debtor shall be ineligible only to the extent of such dispute or right of
                  offset, counterclaim, recoupment, reserve, defense or
                  chargeback

         8.       Less: Accounts where a bankruptcy proceeding has been            $_______________________
                  commenced by or against the Account Debtor or the Account
                  Debtor has failed, suspended or ceased doing business

         9.       Less: Accounts where the Account Debtor is not or has ceased     $_______________________
                  to be solvent

         10.      Less: Accounts arising from a sale to an Account Debtor that     $_______________________
                  requires the Borrower to send its invoices regarding payment for any such sale to an office or place of business outside of the United States, except to the extent that the sale is supported or secured by a letter of credit or credit
                  insurance that is acceptable in all respects to Bank and
                  duly assigned to Bank

         11.      Less: Accounts arising from a sale to the Account Debtor on      $_______________________
                  a bill-and-hold, guaranteed sale, sale-or-return,
                  sale-on-approval, consignment or any other repurchase or
                  return basis (provided that sales of [***] and [***] to
                  Arysta are not subject to this clause)

         12.      Less: Accounts where the Account Debtor is the United States     $_______________________
                  of America or any department, agency or instrumentality
                  thereof, unless Borrower is not prohibited from assigning
                  the Account and does assign its right to payment of such
                  Account to Bank, in a manner reasonably satisfactory to
                  Bank, so as to comply with the Assignment of Claims Act of
                  1940 (31 U.S.C. Section 3727 and 41 U.S.C. Section 15), or is
                  a state, county or municipality, or a political subdivision or agency thereof and applicable law disallows or restricts an assignment of Accounts on which it is the Account Debtor

                                      41


         13.      Less: Accounts where the Account Debtor is located in any        $_______________________
                  state which imposes conditions on the right of a creditor to collect accounts receivable unless the applicable Borrower has either qualified to transact business in such state as a foreign entity or filed a Notice of Business Activities
                  Report or other required report with the appropriate
                  officials in those states for the then current year

         14.      Less: Accounts where the Account Debtor is located in a          $_______________________
                  state in which Borrower is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualification to transact
                  business in such state or of the filing of any reports with such state, unless Borrower has qualified as a foreign
                  entity authorized to transact business in such state or has filed all required reports

         15.      Less: Accounts subject to a lien other than a Permitted Lien     $_______________________

         16.      Less: Accounts where goods have not been delivered to or         $_______________________
                  accepted by the Account Debtor or the Account otherwise does not represent a final sale (not applicable to Accounts
                  resulting from tolling agreements that Borrower has entered into in the ordinary course of business)

         17.      Less: Accounts evidenced by chattel paper or an instrument       $_______________________
                  of any kind, or has been reduced to judgment

         18.      Less: Accounts that represent a progress billing or a            $_______________________
                  retainage or arises from a sale on a cash-on-delivery basis
                  (excluding sales of [***] and [***] to Arysta)

         19.      Less: Accounts where Borrower has made any agreement with        $_______________________
                  the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary
                  course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face
                  value of each invoice related to such Account

         20.      Less: Accounts where Borrower has made an agreement with the     $_______________________
                  Account Debtor to extend the time of payment thereof

                                      42


         21.      Less: Accounts that represent, in whole or in part, a            $_______________________
                  billing for interest, fees or late charges, provided that
                  such Account shall be ineligible only to the extent of the amount of such billing

         22.      Less: Accounts arising from a retail sale of Inventory to a      $_______________________
                  Person who is purchasing the same primarily for personal,
                  family or household purposes (other than retail sales of
                  biofuels)

         23.      TOTAL ELIGIBLE ACCOUNTS                                          $_______________________

         24.      Advance Ratio of 85% for Eligible Accounts                                             85%

         25.      ACCOUNTS FORMULA AMOUNT                                          $_______________________

B.       ELIGIBLE INVENTORY
         ------------------

         1.       Total Direct Inventory                                           $_______________________

         2.       Less: Ineligible Direct Inventory                                $_______________________

         3.       Total Eligible Direct Inventory                                  $_______________________

         4.       Advance Ratio of 60% for Eligible Direct Inventory                                     60%

         5.       Total Availability from Direct Inventory                         $_______________________

         6.       Total Indirect Inventory                                         $_______________________

         7.       Less: Ineligible Indirect Inventory                              $_______________________

         8.       Total Eligible Indirect Inventory                                $_______________________

         9.       Advance Ratio of 50% for Eligible Indirect Inventory                                   50%

         10.      Total Availability from Indirect Inventory                       $_______________________

         11.      ELIGIBLE INVENTORY ADVANCE AMOUNT (B.5 plus B.10)                $_______________________

C.       BORROWING BASE
         --------------

         1.       LC Reserve                                                       $_______________________

                                      43


         2.       Plus: Aggregate amount of past due rent, fees or other           $_______________________
                  charges owing at such time by Borrower to any landlord of
                  any premises where any of the Collateral is located

         3.       Plus: Amounts which Borrower is obligated to pay pursuant to     $_______________________
                  the provisions of any of the Loan Documents that Bank elects to pay for the account of Borrower in accordance with
                  authority contained therein

         4.       AVAILABILITY RESERVE                                             $_______________________

D.       BORROWING BASE
         --------------

         1.       ACCOUNTS FORMULA AMOUNT (A.25 above)                             $_______________________

         2.       ELIGIBLE INVENTORY ADVANCE AMOUNT (B.11 above)                   $_______________________

         3.       LESS: AVAILABILITY RESERVE (C.4 above)                           $_______________________

         4.       Borrowing Base                                                   $_______________________

         5.       Less: Current outstanding borrowings under credit facility       $_______________________

         6.       EXCESS AVAILABILITY                                              $_______________________

         *The summary descriptions of Eligible and non-Eligible Accounts and Inventory used herein to calculate Total Availability shall not be deemed to modify or otherwise alter the provisions regarding same contained in the Agreement.

         Borrower hereby: (a) as security for the repayment of the Obligations, assigns, transfers and pledges to Bank, its successors and assigns, and gives and agrees that Bank has a security interest in, under and pursuant the Loan Documents, the Accounts specifically described in the invoice copies or schedules of accounts receivable attached hereto and identified herein, and the Inventory generally identified herein or described in lien statements or security agreements attached hereto, and in all presently outstanding Accounts and in all Inventory now owned by Borrower, and all Accounts and Inventory hereafter created, acquired or purchased by Borrower; (b) warrants and certifies to Bank that all Accounts created since the prior Borrowing Base Certificate submitted to Bank are evidenced by invoice copies or schedules of accounts receivable attached hereto, and that the total of all Accounts on the books and records of Borrower at said date is as shown and there is now owing on Accounts that amount; (c) warrants and certifies to Bank that all Inventory made or acquired since the prior Borrowing Base Certificate submitted to Bank is identified herein or is evidenced by suppliers' invoices, purchased journals, production reports, or other records attached hereto, and that the total of all Inventory is as shown as of the date shown hereon for Inventory and that Borrower now has in its possession and control, or in the possession of a third party of its account which third party has been identified in writing by Borrower to Bank, Inventory in that amount; (d) warrants that the total of withdrawals since the prior Borrowing Base Certificate submitted to Bank are as shown; and (e) warrants that all collections received or credits allowed on Accounts previously assigned to Bank has been duly and regularly entered to the credit of the respective Account Debtors on the books and accounts of Borrower; that all such collections have been remitted and all such credits have been reported to Bank promptly; that none of the Accounts previously or hereby assigned have been sold, assigned or pledged to any other party; and that prompt report has been made to Bank of returned or rejected goods covered by any Account previously assigned, with payment to Bank of the amount thereof.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this
certificate as of the   day of          , 200 .
                     ---      ----------     -

                                             FUTUREFUEL CHEMICAL COMPANY

                                             By:
                                                   ----------------------------
                                             Name:
                                                   ----------------------------
                                             Title:
                                                   ----------------------------

                                   EXHIBIT C
                                   ---------

                        Form of Compliance Certificate
                        ------------------------------

TO:      Regions Bank

         This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of March 14, 2007 (as the same may be amended, restated or otherwise modified from time to time, the "Agreement"), between FUTUREFUEL CHEMICAL COMPANY, as Borrower, and REGIONS BANK, as Bank. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings defined in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1.       I am the duly elected                     of the Borrower.
                                       ---------------------

         2. I have reviewed the terms of the Agreement and the other Loan Documents and I have made, or have caused to be made under my supervision, a review of the transactions and conditions of Borrower and each other Person during the accounting period covered by the attached Financial Statements.

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Event of Default as of the date of this Compliance Certificate; and to my knowledge all of the representations and warranties of Borrower contained in the Agreement and other Loan Documents are true and correct.

         4.       [Use for annual financial statements: Schedule I attached
                                                        ----------
                  hereto contains the Financial Statements for Borrower for
                  the fiscal year ended             , which are complete and
                                       -------------
                  correct in all material respects and have been prepared in accordance with GAAP applied consistently throughout the period and with prior periods (except as disclosed therein).]

                  [Use for quarterly financial statements: Schedule I attached
                                                           ----------
                  hereto contains the Financial Statements for Borrower for
                  the fiscal quarter ended             , which are complete
                                          -------------
                  and correct in all material respects (subject to normal year-end audit adjustments) and have been prepared in accordance with GAAP applied consistently throughout the period and with prior periods (except as disclosed therein).]

         5. Borrower is in compliance with all of the covenants in the Agreement, including any financial covenants and Schedule II
                                                                   -----------
                  attached hereto contains calculations based on Borrower's financial statements and other financial records that show Borrower's compliance with any such financial covenants. The calculations and the data upon which they are based are believed by me to be complete and correct.

         This Compliance Certificate, together with the Schedules hereto, is
executed and delivered this   day of             , .
                           ---      ------------- -


                                             FUTUREFUEL CHEMICAL COMPANY

                                             By:
                                                   ----------------------------
                                             Name:
                                                   ----------------------------
                                             Title:
                                                   ----------------------------

     This document contains confidential information that has been omitted
     ---------------------------------------------------------------------
       and filed separately with the Securities and Exchange Commission.
       -----------------------------------------------------------------
        Such information is noted by three asterisks, as follows: "***."
        ----------------------------------------------------------------